UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.       )

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Blyth, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BLYTH, INC.
One East Weaver Street
Greenwich, Connecticut 06831
(203) 661-1926
___________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2013
___________

To the Stockholders of                                    April 3, 2013
Blyth, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Blyth, Inc. will be held in the Board Room of Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831 on Tuesday, May 14, 2013, at 8:30 a.m. local time, for the following purposes:

1.	to elect seven directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;

2.	for advisory approval of the company’s executive compensation;

3.	to approve our Second Amended and Restated Omnibus Incentive Plan;

4.	to ratify the appointment of our independent auditors; and

5.	to transact such other business as may properly come before the meeting or any adjournments thereof.

As we did last year, we are making the proxy materials for this year’s annual meeting available to our stockholders over the Internet under the “notice and access” rules of the Securities and Exchange Commission. We believe these rules allow us to provide our stockholders with the information they need, while reducing our printing and mailing costs and helping to conserve natural resources. The Notice of Internet Availability of Proxy Materials that you received in the mail contains instructions on how to access this proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and vote online. The Notice also includes instructions on how you can request a paper copy of the annual meeting materials.

The board of directors has fixed the close of business on March 20, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose relevant to the meeting, on and after May 3, 2013, during ordinary business hours at our principal executive offices located at the address set forth above.

By Order of the Board of Directors
Michael S. Novins
Secretary

Your vote is important. Whether or not you plan to attend the annual meeting, please promptly submit your proxy or voting instructions by Internet, telephone or mail. For specific instructions on how to vote your shares, please refer to the instructions found on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a paper copy of the proxy materials, the enclosed proxy/voting instruction card.

BLYTH, INC.

One East Weaver Street
Greenwich, Connecticut 06831
(203) 661-1926

___________

PROXY STATEMENT
___________

Annual Meeting of Stockholders
To Be Held May 14, 2013

___________

INTRODUCTION

This proxy statement is being furnished to holders of our common stock in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting of Stockholders to be held in the Board Room of Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831 on Tuesday, May 14, 2013, at 8:30 a.m. local time, and at any adjournments thereof. This proxy statement is first being released by us to our stockholders on April 3, 2013.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 also accompanies this proxy statement. The annual report includes audited financial statements, a discussion by management of our financial condition and results of operations, and other information.

ABOUT THE ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT THE
PROXY MATERIALS AND THE 2013 ANNUAL MEETING

Why am I receiving these materials?

The board of directors is providing these proxy materials to you in connection with the 2013 Annual Meeting of Stockholders. The annual meeting will take place in our Board Room at One East Weaver Street, Greenwich, Connecticut 06831 on Tuesday, May 14, 2013, at 8:30 a.m. local time. You are invited to attend the annual meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will be asked:

1.	to elect seven directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;

2.	for advisory approval of the company’s executive compensation;

3.	to approve our Second Amended and Restated Omnibus Incentive Plan;

4.	to ratify the appointment of our independent auditors; and

5.	to transact such other business as may properly come before the meeting or any adjournments thereof.

What are the recommendations of the board of directors?

The board’s recommendations are set forth together with the description of each item in this proxy statement. The board recommends a vote FOR the election of all of the nominees as directors, FOR the resolution to approve the compensation of our named executive officers, FOR approval of the Second Amended and Restated Omnibus Incentive Plan and FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors. If any other matters are properly presented at the annual meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

Who is entitled to vote at the annual meeting?

Only stockholders of record at the close of business on the record date, March 20, 2013, are entitled to notice of and to vote at the annual meeting or any adjournment(s) thereof. Each stockholder is entitled to one vote, exercisable in person or by proxy, for each share held of record on the record date with respect to each matter. On the record date, there were 16,572,373 shares of common stock issued and outstanding. The presence, in person or by proxy, of a majority of those shares will constitute a quorum at the meeting.

How do I vote?

You may vote either by casting your vote in person at the meeting, by marking, signing and dating each proxy card you receive and returning it in the prepaid envelope, by telephone, or electronically through the Internet by following the instructions included on your proxy card.

The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which are designed to comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

If you hold your shares in “street name” through a broker or other nominee, you may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that institution. Proxies will also be considered to be confidential voting instructions to the trustees of our 401(k) and profit sharing plan with respect to shares of common stock held in accounts under the plan.

To the extent that no direction is indicated, the shares will be voted FOR the election of all of the nominees as directors, FOR the resolution to approve the compensation of our named executive officers, FOR approval of the Second Amended and Restated Omnibus Incentive Plan and FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors. If any other matters are properly presented at the annual meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

Can I change my vote after I return my proxy card?

Any stockholder who has executed and returned a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by attending the annual meeting and voting in person, or by executing a later‑dated proxy relating to the same shares or a writing revoking the proxy and, in the latter two cases, delivering such later‑dated proxy or writing to our corporate secretary prior to the vote at the annual meeting. Any writing intended to revoke a proxy should be sent to us at our principal executive offices, One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary.

What vote is required to approve each item?

Each share of common stock outstanding on the record date is entitled to one vote on each matter to be voted upon.

Election of Directors.  Our bylaws and certificate of incorporation provide that a nominee for director in an uncontested election shall be elected to the board of directors if the votes cast for such nominee’s election exceed the votes cast against his or her election. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors. In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the votes cast at the meeting. If a nominee who is currently serving as a director is not elected at the annual meeting, under Delaware law the director will continue to serve on the board as a “holdover director.” However, under our bylaws and certificate of incorporation, any director who fails to be elected must offer to resign from the board of directors. The director whose resignation is under consideration will abstain from participating in any decision regarding that resignation. The nominating and corporate governance committee shall make a recommendation to the board of directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The nominating and corporate governance committee and the board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. The board of directors will publicly disclose its decision regarding the resignation within 90 days after results of the election are certified. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is elected and qualified.

“Say on Pay” Proposal. The advisory vote on executive compensation is non-binding, as provided by law. Our board of directors will, however, review the results of the votes and, consistent with our record of shareholder engagement, will take them into account in making a determination concerning the advisory vote on executive compensation. Approval, on an advisory basis, of the compensation of our named executive officers will be decided by a majority of the votes cast “for” or “against” the proposal. Abstentions and broker non-votes, if any, are not counted as votes “for” or “against” this proposal.

Omnibus Incentive Plan. The proposal to approve our Second Amended and Restated Omnibus Incentive Plan will be approved if it receives the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote on the matter. Abstentions will be included in the vote totals for this matter and therefore will have the same effect as a negative vote; broker non-votes will not be included in the vote totals and therefore will have no effect on the vote.

Independent Auditors.  The proposal to ratify the selection of our independent auditors will be approved if it receives the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote on the matter. Abstentions will be included in the vote totals for this matter and therefore will have the same effect as a negative vote; broker non-votes will not be included in the vote totals and therefore will have no effect on the vote.

Who will bear the cost of soliciting votes for the annual meeting?

We are paying for the distribution and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Our employees may also solicit proxies on our behalf in person, by telephone, electronic transmission or facsimile, but they do not receive additional compensation for providing those services.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Election as Directors

The board of directors currently consists of seven members, each to hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal. It is intended that the persons named in the enclosed form of proxy, as proxies, will, except as noted below, vote FOR the election of the nominees as directors. The board, upon the recommendation of the nominating and corporate governance committee, has nominated for election as directors at the annual meeting the seven nominees listed below, all of whom are currently members of the board of directors who were most recently elected at the 2012 annual meeting. The board has determined that each of the nominees listed brings strong skills and extensive experience to the board, giving the nominees as a group the appropriate skills to exercise the board’s oversight responsibilities.

The board does not contemplate that any of such nominees will become unable to serve. If, however, any of the nominees should become unable to serve before the annual meeting, proxies solicited by the board will be voted by the persons named as proxies in accordance with the best judgment of such proxies.

The following sets forth the name, age, business experience for at least the past five years and other directorships of each of the nominees:

Pamela M. Goergen (71)
Pamela M. Goergen joined the board of directors in 1984. Since 2001 she has served as a managing director of Ropart Investments, LLC, a private equity investment group, and for its predecessor, The Ropart Group Limited, she served as vice president and secretary from 1979 to 2001. Mrs. Goergen has served on our board for more than 25 years and has substantial knowledge about the company and the industries in which we compete. Mrs. Goergen’s family is our largest shareholder, and she brings the perspective of a large shareholder to the board of directors.

Robert B. Goergen (74)
Chairman of the Board and Chief Executive Officer
Robert B. Goergen has been our chairman since our inception in 1977. Mr. Goergen has served as our chief executive officer since 1978 and as president from March 1994 to March 2004. Since 1979, he has served as senior managing member of Ropart Investments, LLC and its predecessor entities, a private equity investment group. Mr. Goergen founded the company more than 35 years ago and has substantial knowledge of the company and the industries in which we compete. Mr. Goergen is also the company’s largest shareholder and brings the perspective of a chief executive officer and large shareholder to the board of directors.

Neal I. Goldman (68)
Neal I. Goldman joined the board of directors in 1991. Since 1985, he has been the president of Goldman Capital Management, Inc., an investment advisory firm. Since August 2012, Mr. Goldman has served on the board of directors of Imageware Systems, Inc., which creates biometrically enabled software-based identity management solutions. Mr. Goldman is the president of an investment advisory firm, and as such, has substantial experience in investment banking, investment management and capital structure.

Brett M. Johnson (43)
Brett M. Johnson was elected to the board of directors in May 2012. Mr. Johnson has been the president and chief executive officer of Forward Industries, Inc., a public company that designs, markets and distributes soft-sided carrying cases and electronic accessories for the handheld consumer electronic and medical industry, since August 2010. Prior to joining Forward Industries, Mr. Johnson was the founder of Benevolent Capital Partners, a diversified holding company, from 2005. From 2001 until 2004, he was the president of Targus Group International, a leading global provider of mobile computing solutions. Mr. Johnson is a member of the board of trustees of Choate Rosemary Hall and is a senior fellow in entrepreneurship and a member of the board of visitors at the Graziadio School of Business of Pepperdine University. Mr. Johnson is a member of the Young Presidents Organization (YPO) and served as an executive director on Targus Group International’s board of directors until December 2009. Mr. Johnson earned his undergraduate degree from Brown University and an Executive Masters of Business Administration (EMBA) from

Pepperdine University. Mr. Johnson is the chief executive officer of a public company and brings a hands-on perspective on issues facing public companies in the current environment. He is also a successful entrepreneur with a record of building businesses.

Ilan Kaufthal (65)
Ilan Kaufthal joined the board of directors in February 2012. Mr. Kaufthal is currently Senior Advisor at Irving Place Capital, a private equity firm, and Chairman of East Wind Advisors, a broker dealer. Mr. Kaufthal was the Vice Chairman of Investment Banking at Bear, Stearns & Co. Inc. until June 2008. Prior to joining Bear, Stearns in 2000, Mr. Kaufthal was with Schroder & Co. Incorporated as Vice Chairman and head of mergers and acquisitions for 13 years. Prior thereto, he was with NL Industries, Inc., a chemicals and petroleum services business, as its Senior Vice President and Chief Financial Officer. Mr. Kaufthal also serves on the boards of directors of Cambrex Corporation (NYSE), a life sciences company, Tronox, Inc., a producer of titanium dioxide pigment, and Edmunds.com, a private company. Mr. Kaufthal’s extensive background in the investment banking community coupled with his business experience as the Chief Financial Officer of NL Industries brings a unique perspective to the board, and his extensive investment banking experience makes him an invaluable advisor, particularly in the context of merger and acquisition activities.

James M. McTaggart (65)
James M. McTaggart joined the board of directors in 2004. Until September 2012, when he retired, Mr. McTaggart was an officer of Charles River Associates, an international management consulting firm that advises senior executives on the issues most impacting company performance and long-term value. Mr. McTaggart is currently an independent consultant advising professional firms and technology companies on similar matters. In 1978, Mr. McTaggart founded Marakon, Inc., a management consulting firm, which was acquired by Charles River Associates in June 2009. Mr. McTaggart was an officer and director of Trinsum Group, a holding company that he formed to own Marakon and a financial advisory firm, which filed a bankruptcy petition in July 2008. Prior to founding Marakon, he was a vice president of Wells Fargo Bank and co-founded the bank’s corporate finance department. Mr. McTaggart serves on the board of directors of Lord Abbett & Co. LLC, a family of mutual funds. Mr. McTaggart has more than 30 years’ experience in management consulting, where he advised senior executives on the issues affecting corporate strategy, comparative performance and stockholder value.

Howard E. Rose (66)
Howard E. Rose joined the board of directors in 1998. Mr. Rose served as vice chairman of the board from April 1998 to June 2000. Mr. Rose served as our vice president and chief financial officer from 1978 to April 1998, and served as secretary from 1993 to 1996. Mr. Rose is a certified public accountant, with more than 30 years of accounting experience, and served as the company’s vice president and chief financial officer from 1978 to April 1998. Mr. Rose has substantial experience in accounting and auditing matters.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES.

Corporate Governance Guidelines

As part of its ongoing commitment to good corporate governance, the board of directors has codified its corporate governance practices into a set of corporate governance guidelines. These guidelines assist the board in the exercise of its responsibilities and may be amended by the board from time to time. The corporate governance guidelines are available on our website, www.blyth.com, and are also available in print to any stockholder who makes a request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary.

Director Independence

Our corporate governance guidelines require that a majority of the board of directors consist of directors who meet the independence requirements of the listing standards of the New York Stock Exchange, including the requirement that there be no material relationship between the director and us. The board has determined that no relationship between us and a director that arises solely out of the ownership by such director of less than 1% of the outstanding equity interests in an organization that has a relationship with us is a “material” relationship for purposes of the determination by the board as to whether such director has any material relationship with us. The board conducts an annual review as to whether each of our directors qualifies as independent. Based on its most recent annual review, the board has concluded that Neal I. Goldman, Brett M. Johnson, Ilan Kaufthal, James M. McTaggart and Howard E. Rose are independent and that Pamela M. Goergen and Robert B. Goergen are not independent.

The independent directors meet without management present at least twice annually at regularly scheduled executive sessions and at such other times as they may deem necessary or appropriate. The lead director presides at these meetings. Howard E. Rose is currently the lead director.

Family Relationships

Robert B. Goergen, Chairman of the Board and Chief Executive Officer, and Pamela M. Goergen, a director, are husband and wife. Robert B. Goergen, Jr., President and Chief Operating Officer of Blyth and President PartyLite Worldwide, is their son. In addition, Todd A. Goergen, Chief Strategy Officer of ViSalus, is the son of Mr. and Mrs. Goergen and the brother of Robert B. Goergen, Jr. There are no other family relationships among any of the nominees for election as directors or any executive officers.

Director Compensation

For their services as directors, non-employee directors (that is, all directors other than Robert B. Goergen) receive an annual fee of $30,000, reimbursement of out-of-pocket expenses, plus a fee of $1,500 for each board meeting attended in person and a fee of $500 for each board meeting attended by telephone. Each member of the audit committee, the compensation committee and the nominating and corporate governance committee, including each committee chairman, also receives a fee of $1,500 for each committee meeting attended in person and a fee of $500 for each committee meeting attended by telephone. The chairman of the audit committee receives an annual retainer fee of $10,000 and the chairmen of the compensation committee and the nominating and corporate governance committee each receive an annual retainer fee of $5,000. The full board determines annual equity awards for non-employee directors, and new non-employee directors are currently granted 3,000 restricted stock units and continuing non-employee directors are currently granted 1,500 restricted stock units, all of which vest in equal annual installments on the first and second anniversaries of the date of grant. Directors who are also employees do not receive any additional compensation for their services as directors.

Director Compensation in 2012

The following table sets forth information regarding the compensation that the non-employee directors earned for the fiscal year ended December 31, 2012.

Name	Fee Earned or Paid in Cash ($)	Stock Awards[1] ($)	Total ($)
Pamela M. Goergen	35,000	54,761	89,761
Neal I. Goldman	48,500	54,761	103,261
Ilan Kaufthal	33,500	93,630	127,130
Brett M. Johnson	23,250	109,523	132,773
James M. McTaggart	52,916	54,761	107,677
Howard E. Rose	58,667	54,761	113,428
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(1)
Represents the aggregate grant date fair value of RSUs issued in 2012, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”). In June 2012, we issued 1,500 RSUs to each of our continuing non-employee directors (Pamela M. Goergen, Neal I. Goldman, James M. McTaggart and Howard E. Rose). In February 2012 we issued 3,000 RSUs to Ilan Kaufthal and in May 2012 we issued 3,000 RSUs to Brett M. Johnson, in both instances when they joined the board of directors.

Board Leadership Structure

Our corporate governance guidelines provide that the chairman of the board and chief executive officer can be separate or consolidated positions as the board may determine to obtain the best solution for governance and board functioning. The board does not have a policy, one way or the other, on whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. The board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the company at that time. Since the formation of the company in 1977, Robert B. Goergen has served as chairman of the board and chief executive officer. The board believes that this leadership structure, with Mr. Goergen serving as both chief executive officer and board chairman, is appropriate given Mr. Goergen’s past experience serving in these roles, the efficiencies of having the chief executive officer also serve in the role of chairman and the company’s strong corporate governance structure. In addition, the board of directors selects an independent director to serve as a lead director. Mr. Rose currently serves as lead director. Mr. Goergen consults periodically with Mr. Rose on board matters and on issues facing the company. In addition, Mr. Rose serves as the principal liaison between the chairman of the board and the independent directors and presides at an executive session of non-management directors at each regularly scheduled board meeting.

Risk Oversight

In its oversight role, the board of directors annually reviews the company’s strategic plan, which addresses, among other things, the risks and opportunities facing the company. In addition, the company’s senior management, including the chief executive officer and the chief financial officer, furnish monthly materials to the board that discuss, among other things, risks and opportunities. Similarly, the presidents of the business units, often accompanied by other officers from that business, make presentations to the board at each of its regularly scheduled meetings during which they discuss, among other things, the risks and opportunities confronting the businesses. The board, through the nominating and corporate governance committee, also has overall responsibility for executive officer succession planning and reviews succession plans each year. The board has delegated certain risk management oversight responsibility to the board committees. As part of its responsibilities as set forth in its charter, the audit committee is responsible for discussing with management the company’s major financial risk exposures and the steps management has taken to monitor and control those exposures. The nominating and corporate governance committee annually reviews the company’s corporate governance guidelines and their implementation. Each committee regularly reports to the full board.

Board and Committee Meetings

The board has established three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. The charter for each committee is available on our website, www.blyth.com, and is also available in print to any stockholder who makes a request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary.

Audit Committee. The audit committee is currently comprised of Howard E. Rose (chairman), Brett M. Johnson and Ilan Kaufthal and assists the board in fulfilling its oversight responsibilities regarding our legal and regulatory compliance, financial statements, internal audit function and independent auditors. Each member of the audit committee is an independent director as determined by the board, based on the New York Stock Exchange listing standards. Each member of the audit committee also satisfies the Securities and Exchange Commission’s additional independence requirement for members of audit committees. In accordance with our corporate governance guidelines, none of the members of the audit committee serve on more than two audit committees. In addition, the board has determined that Howard E. Rose, an independent director, is an “audit committee financial expert” as defined by SEC rules. Mr. Rose is a certified public accountant with more than 30 years of accounting experience. Mr. Rose also served as our vice president and chief financial officer from 1978 to April 1998. The audit committee held eight meetings during 2012.

Compensation Committee. The compensation committee is currently comprised of James M. McTaggart (chairman), Neal I. Goldman and Brett M. Johnson. The compensation committee reviews and makes recommendations to the board with respect to general compensation and benefit levels, determines the compensation and benefits for our executive officers and administers the qualified and non-qualified retirement plans and our Amended and Restated 2003 Omnibus Incentive Plan (following stockholder approval, our Second Amended and Restated Omnibus Incentive Plan). Each member of the compensation committee is an independent director as determined by the board, based on the New York Stock Exchange listing standards. During 2012, the compensation committee did not engage any compensation consultants to provide advice to us on the compensation of our executives or directors. The compensation committee held three meetings during 2012.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee is currently comprised of James M. McTaggart (chairman), Neal I. Goldman and Howard E. Rose and ensures that the board is appropriately constituted and organized to meet its fiduciary obligations to the stockholders. The nominating and corporate governance committee assesses director performance and board membership needs, makes and evaluates recommendations regarding potential candidates for election to the board, and develops and implements policies regarding corporate governance matters. Each member of the nominating and corporate governance committee is an independent director as determined by the board, based on the New York Stock Exchange listing standards. The nominating and corporate governance committee held eight meetings during 2012.

The board of directors held six meetings during 2012. Each person who was a director in 2012 attended at least 75% of the meetings of the board of directors and applicable committee meetings held during 2012.

We do not have a formal policy regarding board members’ attendance at annual meetings, but all members of the board are encouraged to attend the annual meeting of stockholders. In May 2012, all of the members of the board were present at the annual meeting. All of the board members attended the annual meeting in person, except Ilan Kaufthal, who attended the annual meeting by telephone since he had a scheduled conflict on May 16, 2012 (the date of our annual meeting) at the time he was appointed to our board of directors in February 2012.

Process for Nominating Directors
Nominations of candidates for director are made by the nominating and corporate governance committee. The committee has identified nominees for directors based on referrals from management, existing directors, advisors and representatives of the company or other third parties. Each of the current nominees for director listed under the caption “Election of Directors” is an existing director standing for re-election. The committee may engage the services of third parties to identify or evaluate or assist in identifying or evaluating potential nominees for director but did not do so with respect to any of the current nominees. As discussed below, the committee will consider nominees proposed by qualified security holders. In connection with the annual meeting, the committee did not receive any recommendation for a nominee from any stockholder or group of stockholders.

The nominating and corporate governance committee initially evaluates prospective candidates on the basis of their resumes, considered in light of the criteria discussed below. A committee member would contact those prospective candidates that appear likely to be able to fill a significant need of the board to discuss the position; if the candidate showed sufficient interest, the committee would arrange an in-person meeting with one or more committee members. If the committee, based on the results of these contacts, believes it has identified a viable candidate, it will consult with the chairman of the board and submit the nominee to the full board for approval. Any request by management to meet with the prospective candidate would be given appropriate consideration.

Before nominating existing directors for re-election, the nominating and corporate governance committee also considers the individual’s contributions to the board, as reflected in results of the most recent review of individual director performance.

Security holders who, individually or as a group, have held for more than one year at least 5% of our common stock may recommend director nominees to the nominating and corporate governance committee, provided the recommendation is received at least six months prior to the annual meeting, in order to assure time for meaningful consideration by the committee. Recommendations should be sent to the nominating and corporate governance committee at the address listed for security holder communications under the caption “Communications with the Board of Directors” below. Nominees recommended by security holders will be evaluated using the same standards applied to nominees recommended by other processes. Security holders recommending director nominees must provide the following information in their recommending communication:

1. the number of our securities held by the recommending security holder or by each member of a recommending group of security holders, and the holding period or periods for all such securities;

2. if the security holder(s) are not registered owners, proof of their security holdings in the form of either:

(a) a written statement from the “record” holder of the securities (usually a broker or bank) verifying that, at the time the security holder made the recommendation, he or she had held the required securities for at least one year; or

(b) if the security holder has filed a Schedule 13D, Schedule 13G, Form 3, Form 4 and/or Form 5, or amendments to those documents or updated forms, reflecting ownership of the securities as of or before the date of the recommendation, a copy of the schedule and/or form, and any subsequent amendments reporting a change in ownership level, as well as a written statement that the security holder continuously held the securities for the one-year period as of the date of the recommendation;

3. written consent of the nominee and the recommending security holder(s) to being identified in our public communications and filings discussing the recommendation and any action taken with respect to the recommendation; and

4. information about the recommended nominee sufficient for us to comply with Securities and Exchange Commission disclosure requirements if the nominee is proposed for election to our board of directors.

Diversity of the Board of Directors

The board of directors believes that, as a whole, the board should include individuals with a diverse range of experience to give the board depth and breadth in the mix of skills represented for the board to oversee management on behalf of the stockholders. In addition, the board believes that there are certain attributes that each director should possess, as described below. Therefore, the board and the nominating and corporate governance committee consider the qualifications of directors and nominees both individually and in the context of the overall composition of the board.

The nominating and corporate governance committee has adopted the following list of qualities and skills that it believes one or more of our directors should possess:

•
Financial Acumen — understanding balance sheets, income and cash flow statements, financial ratios and other indices for evaluating performance; experience in financial accounting, corporate finance and trends in debt and equity markets; familiarity with internal financial controls.

•	Management Experience — hands-on understanding of corporate management trends in general and in our businesses.

•	Knowledge Base — unique experience and skills in areas where we do business, including relevant manufacturing, marketing and technology.

•	International Vision — experience in global markets, issues and practices.

•	Diversity — enhances the board’s perspective through diversity in gender, ethnic background, geographic origin or professional experience (public, private and non-profit sectors).

Nomination of a candidate should not be based solely on these factors. Our corporate governance guidelines also require the directors to tender their resignation for consideration by the full board in the event of retirement or other substantial change in the nature of their employment or other significant responsibilities.

The nominating and corporate governance committee has also adopted the following standards that it believes must be met by a nominee for a position on the board:

•	Integrity — shows high ethical standards, integrity, strength of character and willingness to act on and be accountable for his or her decisions.

•	Maturity — assertive, responsible, supportive, respectful and open to others.

•
Judgment — decisions show intelligence, wisdom, thoughtfulness; willing to discuss issues thoroughly, ask questions, express reservations and voice dissent; record of good decisions shows that duties will be discharged in good faith and in our best interests.

•	Leadership — history of skill in understanding, managing and motivating talented managers and employees.

•	Standards — history of achievements shows high standards for self and others.

•	Strategic Vision — strategic insight and direction in innovation, key trends and challenging us to sharpen our vision.

•
Time and Willingness — ability, willingness and energy to prepare fully before meetings, attend and participate meaningfully, and be available to management between meetings, especially in light of any other commitments.

•	Continuous Improvement — stays current on major issues and on director’s responsibilities.

Communications with the Board of Directors

Security holders may send communications to the board by e-mail to HolderCommunications@blyth.com. Communications may be addressed to the entire board, any committee or committee chairman, or any individual director. All communications will be received and reviewed by the chairman of the nominating and corporate governance committee. The decision whether to pass communications on to the rest of the nominating and corporate governance committee, to any other committee or committee chairman or to any individual director to whom the communication is addressed, will be made at the discretion of the nominating and corporate governance committee chairman.

If a security holder communication relates to the nominating and corporate governance committee chairman and is directed to any director other than that chairman, it should be sent by e-mail to AuditCommittee@blyth.com. Communications sent to this address will be received and reviewed by the chairman of the audit committee. The decision of what action if any to be taken with respect to such communications will be made at the discretion of the audit committee chairman.

Security holders may also send such communications by regular mail to either:

[Individual Director Name] ℅
Shareholder Communications
or
Chairman, Audit Committee
at
Blyth, Inc.
One East Weaver Street
Greenwich, CT 06831

Communications so addressed will be delivered unopened to the chairman of the audit committee or to the individual addressed.

Communications by security holders recommending director nominees must comply with the requirements discussed under the caption “Process for Nominating Directors.”

Interested parties may send communications to the nominating and corporate governance committee chairman or the non-management directors as a group by e-mail to IndependentDirectors@blyth.com or by regular mail to:

Chairman
Nominating and Corporate Governance Committee
Blyth, Inc.
One East Weaver Street
Greenwich, CT 06831

Communications so addressed will be delivered unopened to the chairman of the nominating and corporate governance committee.

Code of Conduct

We first adopted our code of conduct in 1999 and it applies to all members of the board of directors and to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. The code of conduct is available on our website, www.blyth.com, and print copies are available to any stockholder who makes a request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary. The code of conduct also serves as our “code of ethics,” as defined in Item 406(b) of Regulation S-K. In addition, we intend to satisfy the disclosure requirements of Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of the code of conduct that applies to our principal executive officer, principal financial officer, principal accounting officer, controller (our vice president of reporting and planning) or any person performing similar functions and relates to any element of the definition of “code of ethics” set forth in Item 406(b) of Regulation S-K by posting such information on our website, www.blyth.com.

Executive Officers

The following sets forth the name, age and business experience for at least the past five years of each of our executive officers (other than Robert B. Goergen (see “— Nominees for Election as Directors”)) as of the date hereof, together with all positions and offices held with us by such executive officers. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and have qualified:

Robert H. Barghaus (59) – Robert H. Barghaus is a vice president and our chief financial officer. Mr. Barghaus joined us as vice president of financial planning in February 2001, and in March 2001 he was elected vice president and chief financial officer. Prior to joining Blyth, he spent more than 25 years in senior operating and financial roles at Cahners Business Information (a division of Reed Elsevier), Labatt USA, Caldor’s (a division of May Department Stores), American Can and Arthur Andersen LLP. Mr. Barghaus is a certified public accountant.

Robert B. Goergen, Jr. (42) – Robert B. Goergen, Jr. has been our President and Chief Operating Officer since November 2012 and President PartyLite Worldwide since January 2012. From January 2012 until his appointment in November 2012, Mr. Goergen was President, Direct Selling Group. Mr. Goergen joined Blyth in 2000, as director of our Internet strategy and e-business initiatives group, in which capacity he oversaw Blyth’s web-oriented initiatives and strategic technology investments. From August 2002 he served as vice president of acquisitions and business development, overseeing our acquisition strategy and implementation. In 2004, Mr. Goergen was named President, Catalog & Internet Group. Shortly thereafter, he assumed the additional responsibility for Blyth’s Wholesale businesses, merging them with the direct-to-consumer business in the newly formed Multi-Channel Group. In this capacity, he oversaw the divestitures in Blyth’s strategic transformation to a direct-to-consumer business. From September 2006 to December 2011, Mr. Goergen, Jr. served as president of the Multi-Channel Group and the corporate development group. From 1995 to 1998, Mr. Goergen worked for McCann-Erickson Worldwide, primarily serving as an account director, where he oversaw e-commerce development and Internet marketing efforts for consumer products and services accounts.

PROPOSAL 2: AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The board of directors recognizes the significant interest of stockholders in executive compensation matters. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”)), we are providing our stockholders with an opportunity to cast an advisory vote to approve the compensation of our named executive officers as disclosed in the Summary Compensation Table and other tables and the related narratives, as well as in the “Compensation Discussion and Analysis” section of this proxy statement, in accordance with SEC rules.

Our compensation philosophy and framework have resulted in compensation for our named executive officers that is commensurate with both our financial results and the other performance factors described in the section of this proxy statement entitled “Compensation Discussion and Analysis.” Our compensation programs are designed to attract, motivate, reward and retain the broad-based management talent required to achieve our corporate objectives and increase stockholder value, and are intended to reward the achievement of short and long-term financial targets established during our annual budget and strategic planning process, as well as individual performance goals. These programs focus on rewarding the types of performance that increase stockholder value, link executive compensation to our long-term strategic objectives and align executive officers’ interests with those of our stockholders. We believe that our executive compensation programs, which emphasize long-term equity awards and variable compensation, satisfy these goals. A substantial portion of each executive’s total compensation is intended to be variable and delivered on a pay-for-performance basis.

As this is an advisory vote, the result will not be binding on our board of directors, although our compensation committee, which is comprised solely of independent directors, will consider the outcome of the vote when evaluating the effectiveness of our compensation policies and practices. The board believes that our current executive compensation program has been effective at directly linking executive compensation to our performance and aligning the interests of our named executive officers with those of our stockholders. We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the disclosures under “Compensation Discussion and Analysis” and “Executive Compensation.” This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies and practices described in this proxy statement.

Required Vote

The affirmative vote of the majority of the votes cast at the annual meeting is required for the advisory approval of this proposal.

Recommendation

The Board of Directors recommends that the stockholders vote FOR the adoption of the following non-binding resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in Blyth, Inc.’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the Proxy Statement, is hereby APPROVED.

Unless a proxy is marked to give a different direction, it is the intention of the persons named in the proxy to vote the shares represented thereby in favor of the approval of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 3: APPROVAL OF THE
BLYTH, INC. SECOND AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

        Subject to stockholder approval, the Board of Directors has approved our Second Amended and Restated Omnibus Incentive Plan. Our plan, which we refer to in this proxy statement as the Omnibus Plan, was initially approved by the stockholders in 2003, and Amendment No. 1 to the Omnibus Plan was approved by the stockholders in 2004. Most recently, our Omnibus Plan was amended and restated and approved by our stockholders at our 2008 annual stockholders’ meeting. The newly-amended Omnibus Plan provides for the following changes to the plan that was approved by our stockholders in 2008:

•	extends the expiration of the original plan for ten years from the date of this annual meeting;

•
amends the share recycling provision to provide that (i) shares subject to awards that have been canceled, forfeited, settled in cash or that have been forfeited or not issued under an award will be available for reissuance as future awards, and (ii) shares retained by or delivered to us to pay the exercise price or withholding taxes in connection with the exercise of an outstanding stock option or stock appreciation will no longer be available for issuance as future awards under the Omnibus Plan;

•
seeks stockholder approval of the material terms of the performance goals that may be utilized for purposes of determining performance awards that may be granted in accordance with the regulations under Section 162(m) of the Internal Revenue Code; and

•	provides additional flexibility with the ability to settle awards granted after the date of this annual meeting in the event of a change in control.

We are not seeking to make any changes with respect to the material terms of the performance goals or any other terms of the Omnibus Plan, and we are not seeking to increase the number of shares available for issuance under the plan.

        Below is a summary of certain important features of the Omnibus Plan. This summary is qualified in its entirety by reference to the full text of the Omnibus Plan which is attached to this Proxy Statement as [Exhibit A].

Description of our Second Amended and Restated Omnibus Incentive Plan

Purpose and Name of Plan

        The purposes of the Omnibus Plan are to:

•
encourage our non-employee directors and selected employees to acquire a proprietary and vested interest in our growth and performance and to generate an increased incentive to contribute to our future success and prosperity, thus enhancing our value for the benefit of stockholders; and

•	to enhance our ability to attract and retain individuals of exceptional talent upon whom, in large measure, our sustained progress, growth and profitability depends.

When we originally adopted this plan, we named it our 2003 Long-Term Incentive Plan. In 2008, we renamed it our Amended and Restated 2003 Omnibus Incentive Plan. In our new amendment and restatement of our plan, we renamed it our Second Amended and Restated Omnibus Incentive Plan.

Shares Subject to the Plan and to Awards

As of December 31, 2012, the Omnibus Plan authorized the grant of awards to officers, employees and non-employee directors to purchase or acquire an aggregate of 2,040,896 shares of common stock, 1,446,860 of which remain available for future awards. As of December 31, 2012, 202,260 shares were subject to outstanding awards, including 172,510 shares underlying RSUs (49,282 of which were vested and where the holder had deferred receipt, and 122,682 that were not vested) and 29,750 shares underlying unexercised stock options. As of December 31, 2012,

371,776 shares had already been issued pursuant to awards under the Omnibus Plan. The market value of the 1,446,860 shares that remain available for future grants, based upon the closing trade price on March 29, 2013, which was $17.36 per share, is approximately $25.1 million. Shares subject to awards that have expired, been canceled, forfeited, settled in cash or that have been forfeited or not issued under an award will not count as shares issued under the Omnibus Plan and will be available for subsequent grants. Shares subject to awards under the Omnibus Plan may consist of unissued shares, treasury shares or shares purchased in the open market or otherwise.

        The maximum number of shares with respect to which options and/or stock appreciation rights may be granted to any participant in any three-year period is 250,000, and the maximum number of shares that may be issued pursuant to awards that qualify as “incentive stock options” is 1,686,763. With respect to any award that is intended to qualify as “performance-based” compensation under Section 162(m) of the Code:

•	the maximum number of shares that may be granted to any participant as restricted stock or performance shares that are denominated in shares in any three-year period is 125,000; and

•
the maximum dollar value payable to any participant with respect to any performance units and/or other awards that are valued with reference to property other than shares in any performance period is $2.0 million times the number of years in such performance period.

Additional information about Section 162(m) of the Code is summarized below under the heading “— Business Criteria for Certain Performance Awards to Executive Officers.” Additional information about “incentive stock options” is summarized below under the heading “— Certain Federal Tax Consequences of Option Grants.”

        In the event of a stock split, stock dividend or other change in our capitalization or an extraordinary corporate transaction, the compensation committee will make equitable adjustments to reflect such change or transaction in (i) the aggregate number and kind of shares reserved for issuance of awards under the Omnibus Plan (including specific limits applicable to certain types of awards and the limits on awards to any participant in any specific period) and (ii) the awards outstanding under the Omnibus Plan. The share numbers, award limits, awards and other share numbers listed in this summary have been adjusted to reflect capitalization adjustments that have occurred since our stockholders approved the Omnibus Plan in 2008.

Termination of the Omnibus Plan
        The Omnibus Plan will terminate on May 13, 2023, but such termination will not affect awards previously granted under the Omnibus Plan.

Administration
        The Omnibus Plan is administered by the compensation committee. However, any action specifically affecting an award to a non-employee director must be approved by the full board of directors. Subject to the terms of the Omnibus Plan, the compensation committee has the sole authority to determine questions arising under, and to adopt rules for the administration of, the Omnibus Plan.

        Awards granted under the Omnibus Plan generally may not be transferred while any vesting or restriction period is in place, except in the event of the participant’s death. During a participant’s lifetime, an award may only be exercised by the participant or, in some cases, by the participant’s guardian or legal representative. In certain instances, the compensation committee may permit transfers of awards to family members of a participant. With respect to options granted under the Omnibus Plan, an option holder may pay the exercise price with cash or, unless otherwise determined by the compensation committee, through a broker-assisted cashless exercise procedure. In addition, if approved by the compensation committee, an option holder may pay the exercise price with previously acquired shares that the option holder has held for at least six months or by having us withhold a number of shares with a value equal to the aggregate exercise price.

Awards to Officers and Employees

        Officers and employees may be granted incentive and/or nonqualified stock options under the Omnibus Plan. The term of options granted under the Omnibus Plan may not exceed ten years. The exercise price of an option may not be less than the fair market value of the common stock on the grant date, except in the case of a substitute award or in the case of an adjustment to an award resulting from a change in the company’s capitalization. The Omnibus Plan does not permit stock option re-pricing.

        The Omnibus Plan also permits grants of stock appreciation rights, restricted stock, performance shares, performance units, dividend equivalents and other stock unit awards. A stock appreciation right (or “SAR”) permits a participant to receive cash or shares of common stock or a combination thereof, as determined by the compensation committee. The amount of cash or the value of the shares is equal to the excess of the fair market value of a share on the date of exercise over the SAR exercise price, multiplied by the number of SARs exercised. Restricted stock and restricted stock units may be granted subject to performance and/or service-based goals, and upon the achievement of these goals the restrictions will lapse. Except with respect to restricted stock awarded in lieu of bonuses or similar awards, restricted stock awards granted to employees will vest over a minimum period of three years.

        Performance awards may be granted for no cash consideration or minimum consideration as may be required by law and are subject to performance criteria as determined by the compensation committee. Performance awards may be paid in cash, stock or other property. Other stock unit awards may be valued and paid in whole or in part on the basis of the value of the shares of common stock or other property.

Business Criteria for Certain Performance Awards to Executive Officers

        Under current law, Section 162(m) of the Code limits our ability to deduct compensation of more than $1.0 million paid to our chief executive officer and the three other most highly compensated executive officers. However, compensation that qualifies as “performance-based” is exempt from the $1.0 million deduction limitation. In order to qualify as “performance-based,” among other requirements, the compensation must be paid solely on account of the attainment of pre-established performance goals and the material terms of such goals must be disclosed to and subsequently approved by our stockholders every five years. A performance award that is intended to qualify as “performance-based” compensation under Section 162(m) of the Code will be subject to the attainment of performance targets based upon one or any combination of the following:

• revenue, profit or cash generation targets on an absolute and per share basis, including, but not limited to, (1) earnings before interest and taxes, (2) earnings before interest, taxes, depreciation and amortization, (3) operating income, (4) earnings per share, (5) cash flow, (6) gross margin percent and (7) operating income as a percent of sales,

• market share targets, and

• profitability targets as measured through return ratios, such as return on average equity, return on net assets employed, return on capital employed and total shareholder returns.

        These performance goals also may be based on specified levels of performance, based on the company or an applicable affiliate or division, under one or more of the measures described above relative to the performance of other companies, or an index covering multiple companies. The measurement of such performance goals may exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles.

        Performance goals are established by our compensation committee within 90 days of the beginning of each fiscal year. Following the completion of the applicable performance period, the committee will certify the extent to which the applicable performance goals have been attained and the amounts payable with respect to the performance awards. The committee has the discretion to decrease, but not increase, the amount of these performance awards. In addition, our compensation committee may not waive the achievement of the applicable performance goals except in the case of death or disability of the participant or such other event as permitted under the Code Section 162(m) exemption for performance-based compensation.

Stockholder approval of this proposal will constitute stockholder approval of these performance criteria and award limitations for Section 162(m) purposes.

Awards to Non-Employee Directors

        Directors who are not, and who have not been during the immediately preceding 12-month period, officers or employees of the company or any subsidiary are eligible for awards under the Omnibus Plan of up to an annual limit of awards of 2,500 shares of common stock or share equivalents for new non-employee directors and 1,250 shares of common stock or share equivalents for continuing non-employee directors.

        The price of shares of common stock that may be purchased upon exercise of any option granted to a non-employee director is the fair market value of the common stock on the date of grant. The term of any option would be for a period not exceeding 10 years from the grant date.

Change in Control

        If we experience a change in control transaction, our compensation committee or board will provide for one or more of the following:

•	full or partial vesting of some or all of the outstanding awards upon the closing of the change in control transaction;

•
full vesting and cancellation of some or all of the outstanding awards in exchange for cash or property representing the value the award recipient would have obtained upon the exercise or settlement of the award in connection with the transaction;

•	the issuance of substitute awards in exchange for some or all of the outstanding awards;

•
full vesting of outstanding options and stock appreciation rights combined with a requirement that the award recipient exercise the awards before the closing of the change in control transaction or such awards will terminate; or

•	continuing the outstanding awards on their same terms.

If no substantial portion of our assets or business remains with us following the closing of the change in control transaction, we must take one of the first four actions described above. We are not required to treat all award recipients or awards granted to any individual award recipient in the same manner.

        With respect to non-employee directors, a change in control shall not be deemed to have occurred unless, within one year after the occurrence of an event described in the immediately following paragraph, such director shall have ceased for any reason to be a member of the board. In the event a change in control is deemed to have occurred, an option granted to a non-employee director will become fully exercisable.

        With respect to non-employee directors, a change in control is defined as (1) an acquisition by any person as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (other than Robert B. Goergen and/or his affiliates) of 30% or more of the outstanding common stock, (2) a merger, or consolidation of the company in which the company is not the surviving or continuing corporation or where its stock is converted into cash or other property, unless the company stockholders have the same proportionate ownership of the stock of the surviving corporation, (3) a sale, lease, exchange or other transfer of all or substantially all of the assets of the company, (4) stockholder approval of a liquidation or dissolution of the company or (5) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire board of directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

        With respect to officers and employees, a change in control is defined as (1) a reorganization, merger or consolidation in which the company is not the surviving corporation, (2) a sale, lease, exchange or other transfer of all or substantially all of the assets of the company or (3) stockholder approval of a dissolution or liquidation of the company.

Certain Federal Tax Consequences of Option Grants

        Upon the grant of an option under the Omnibus Plan, neither the company nor the participant receiving the option incurs any federal income tax consequences. In general, with respect to a non-qualified option, upon the exercise of the option, the holder incurs ordinary income measured by the difference between the exercise price and the fair market value of the common stock as determined on the date of exercise and the company receives a corresponding tax deduction in the same amount. Upon exercise of an incentive stock option, which may only be granted to an officer or employee, the holder will generally not realize ordinary taxable income and the company will not be allowed a tax deduction, as long as the holder is employed with the company or a subsidiary from the time of grant through the date three months before the incentive stock option was exercised. If the foregoing requirement is not met, the exercise of an incentive stock option generally is treated in the same manner as the exercise of a nonqualified stock option. In addition, if the holder of an incentive stock option exercises the option and disposes of the shares acquired within two years after the date of grant or one year after the date of exercise, then the option generally is treated in the same manner as a non-qualified option, except that the amount of ordinary income recognized by the holder (and the corresponding deduction available to the company) is measured by the lesser of (1) the excess, if any, of the fair market value of the shares acquired over the exercise price or (2) the excess, if any of the amount realized on the share disposition over the exercise price. If the employment and holding period requirements are satisfied, then the gain realized on the sale of stock acquired upon exercise of an incentive stock option generally will be treated as capital gain. The excess of the fair market value at the time of exercise of shares acquired through exercise of an incentive stock option over the exercise price generally will be an item of tax preference for purposes of determining alternative minimum tax. Options granted under the Omnibus Plan are not intended to constitute “nonqualified deferred compensation” under Code Section 409A.

        The foregoing paragraph is not intended to be a complete statement of applicable law and it is based upon the federal income tax laws in effect on the date of this proxy statement.

Amendments

        The board of directors may, at any time, modify or amend the Omnibus Plan, except that no amendment may impair the rights of the participants as they relate to outstanding awards unless such amendment is made to comply with applicable law, stock exchange rules or accounting rules. In addition stockholder approval is required for any amendment that (1) increases the maximum number of shares that may be issued under the Omnibus Plan, (2) permits option re-pricing, (3) extends the period during which options may be granted beyond the time originally prescribed, (4) changes the persons eligible to participate in the Omnibus Plan or (5) materially increases the benefits under the Omnibus Plan.

Determination of Awards Under the Plan

        The compensation committee determines which of our officers and employees will receive awards, the time when awards are granted, the type of awards, the number of shares subject to awards and the other terms of such awards. Any officer or employee of the company and its subsidiaries is eligible for any type of award that can be granted under the Omnibus Plan. As of December 31, 2012, we had approximately 1,720 employees and six non-employee directors.

New Plan Benefits

        The awards granted to the non-employee directors are determined annually by the board of directors at its discretion, subject to an annual limit of 2,500 shares or share equivalents for new directors and 1,250 shares or share equivalents for continuing directors. The compensation committee determines grants of awards to officers and other employees under the Omnibus Plan at its discretion. Because the awards are discretionary, it is not possible to determine at this time the amount or dollar value of future awards to be provided under the Omnibus Plan. Currently, our named executive officers and other senior leaders are eligible for annual cash bonuses under the Management Performance Incentive Plan which, for our named executive officers, has been established as a cash performance award under the Omnibus Plan. In addition, for 2012, our long-term incentive compensation program for executive officers was comprised of performance awards that are settled in cash (50%) and restricted stock units (50%) based on the attainment of performance targets and which are subject to an additional two-year service requirement to vest in full. The following sets forth the information with respect to grants made in 2012 under the Omnibus Plan to the named executive officers in the Summary Compensation Table, all executive officers as a group, all non-employee directors and all other employees. We did not grant any options in 2012.

		LTIP Award (Settled 50% in cash and 50% in RSUs)		Discretionary Award
Name	MPIP Award ($)	Total Award ($)	RSUs (#)	Total Award ($)	RSUs (#)
Robert B. Goergen Chairman of the Board and Chief Executive Officer	936,729	—	—	—	—
Robert H. Barghaus Vice President and Chief Financial Officer	242,530	409,155	12,431	—	—
Robert B. Goergen, Jr. President and Chief Operating Officer of Blyth and President PartyLite Worldwide	218,219	168,672	5,125	981,111	28,104
Current Executive Officers as a Group (3 persons)	1,397,478	577,827	17,556	—	—
All Other Employees	—	950,061	28,865	—	—
Non-Employee Directors	(1)	(1)	(1)	—	—
__________

(1)	See “Director Compensation in 2012.”

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE BLYTH, INC. SECOND AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

Security Ownership of Management and Certain Beneficial Owners

Security Ownership of Management. The following table sets forth, as of April 3, 2013, the number of outstanding shares of the common stock beneficially owned by each of (i) our current directors, (ii) the nominees for director, (iii) the named executive officers individually and (iv) all directors and executive officers as a group. Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares reflected as beneficially owned.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Robert B. Goergen (1)	5,742,895	35.89%
Pamela M. Goergen (2) (3) (4)	1,595,932	9.98
Neal I. Goldman (2) (4)	15,250	*
Brett M. Johnson (2)	900	*
Ilan Kaufthal (2)	3,500	*
James M. McTaggart (2)	15,450	*
Howard E. Rose (2) (4)	27,952	*
Robert H. Barghaus (2)	19,951	*
Robert B. Goergen, Jr. (2) (5)	1,903,248	11.90
All directors and executive officers as a group (9 persons) (6)	6,537,622	40.87%
_______________
* Less than 1%.

(1)
Includes 4,345,403 shares held by Mr. Goergen, 44,742 shares held by The Goergen Foundation, Inc. (a charitable foundation of which Mr. Goergen is a director, president and sole investment manager) and 1,352,750 shares held by Ropart Investments LLC (a private investment fund of which Mr. Goergen shares voting and investment power). Excludes 198,440 shares held by Mrs. Goergen, as to which Mr. Goergen disclaims beneficial ownership. The address of Mr. Goergen is ℅ Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831.

(2)
The table above excludes unvested RSUs and includes vested RSUs the receipt of which has been deferred until the director or executive officer retires. As of April 3, 2013, excluded unvested RSUs as follows: Pamela M. Goergen (2,250), Neal I. Goldman (2,250), Brett M. Johnson (3,000), Ilan Kaufthal (1,500), James M. McTaggart (2,250), Howard E. Rose (2,250), Robert H. Barghaus (19,065) and Robert B. Goergen, Jr. (28,629). As of April 3, 2013, included vested RSUs, the receipt of which has been deferred until the director or executive officer retires, are as follows: Pamela M. Goergen (6,750), Neal I. Goldman (6,750), James M. McTaggart (7,500), Howard E. Rose (6,750) and Robert B. Goergen, Jr. (11,942).

(3)
Includes 198,440 shares held by Mrs. Goergen (which includes 189,190 shares held in a living trust for the benefit of Mrs. Goergen, of which Mrs. Goergen is the trustee, 6,750 vested RSUs the receipt of which has been deferred until Mrs. Goergen retires from the board of directors and stock options to purchase an aggregate of 2,500 shares that are exercisable within sixty days), 44,742 shares held by The Goergen Foundation, Inc. and 1,352,750 shares held by Ropart Investments LLC. Excludes 4,345,403 shares held by Mr. Goergen, as to which Mrs. Goergen disclaims beneficial ownership. The address of Mrs. Goergen is ℅ Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831.

(4)
Includes shares which he or she has the right to acquire within 60 days as of April 3, 2013 through the exercise of stock options, as follows: Pamela M. Goergen (2,500); Neal I. Goldman (2,500); and Howard E. Rose (2,500).

(5)	Mr. Goergen, Jr.’s security ownership includes 321,529 shares held by him (which includes 11,942 vested RSUs), 1,352,750 shares held by Ropart Investments, LLC, 44,742 shares held by The Goergen

Foundation, Inc. and 184,227 shares held by him in trust for his children, brother and brother’s children. Excludes 7,528 shares held by Mr. Goergen’s spouse, as to which he disclaims beneficial ownership.

(6)
The board believes that significant stock ownership by directors further aligns their interests with the interests of our stockholders. Accordingly, the board has established a policy of stock ownership that, within three years after joining the board, each director own common stock valued at five times the annual retainer fee. In addition, in order to preserve the linkage between the interests of our executive officers and our stockholders, participants in the LTIP are expected to use their grants of RSUs to establish a level of direct ownership in the company. Therefore, participants must retain at least 25% of their RSU grants (before satisfying any costs of selling shares and taxes) until separation from the company. We have no mandatory holding period for shares acquired upon the exercise of stock options.

Security Ownership of Certain Beneficial Owners. To the knowledge of the company, the following table lists each person that beneficially owned more than 5% of the common stock of the company outstanding as of April 3, 2013:

Name and Address of Beneficial Owner	Number of Shares	Percent of Class
The Goergen Family[1] One East Weaver Street Greenwich, CT 06831	6,848,538	42.74%
BlackRock, Inc.[2] 40 East 52nd Street New York, NY 10022 FMR LLC and related persons and entities[3] 82 Devonshire Street Boston, MA 02109 Joseph L. Harrosh[4] P.O. Box 6009 Fremont, CA 94538 Wolf Fund Management Ltd.[5] 850 Third Avenue, 10th Floor New York, NY 10022	864,520 950,000 1,218,252 1,146,809	5.39% 5.92% 7.60% 7.16%
_______________

(1)
Robert B. Goergen, Pamela M. Goergen, the Goergen Foundation, Inc., Ropart Investments, LLC, Robert B. Goergen, Jr., Todd A. Goergen (“T. Goergen”), Stacey Goergen (“S. Goergen”) and Emma Goergen (“E. Goergen”) beneficially own, in the aggregate, 6,848,538 shares. The shares so reported as beneficially owned by Mr. Goergen, Mrs. Goergen and Mr. Goergen, Jr. are reflected in the table and footnotes above for management. The Goergen Foundation, Inc. holds 44,742 shares (which are reported as beneficially owned by Mr. Goergen, Mrs. Goergen, Mr. Goergen, Jr. and T. Goergen due to shared power to vote and dispose of, or to direct the voting and disposition of, such shares). Ropart Investments, LLC holds 1,352,750 shares (which are reported as beneficially owned by Mr. Goergen, Mrs. Goergen, Mr. Goergen, Jr. and T. Goergen due to shared power to vote and dispose of, or to direct the voting and disposition of, such shares). T. Goergen has the sole power to vote and dispose of, or to direct the voting and disposition of, 41,830 shares held directly by him and 4,305 shares held in trust for his child pursuant to which he is the sole trustee, and, in addition to his shared power to vote and dispose of, or to direct the voting and disposition of, the shares owned by Ropart Investments, LLC and the Goergen Foundation, Inc., has shared power to vote and dispose of, or to direct the voting and disposition of 431,758 shares held in trust for his children, his brother, his brother’s children and a charitable remainder trust and 80,000 shares held by TAG APT, LLC. S. Goergen (Mr. Goergen Jr.’s spouse) has the sole power to vote and dispose of, or to direct the voting and disposition of, 6,528 shares held by her. E. Goergen (T. Goergen’s spouse) has the sole power to vote and dispose of, or to direct the voting and disposition of, 4,600 shares held by her. Each spouse disclaims beneficial ownership of shares held by his or her spouse. The address for each of the foregoing beneficial owners is ℅ Blyth, Inc. One East Weaver Street, Greenwich, CT 06831.

(2)
According to Schedule 13G dated February 4, 2013, BlackRock, Inc. (a parent holding company or control person), located at the address in the table, beneficially owns 864,520 shares, with sole voting and dispositive power with respect to those shares. The computation of the percentage of stock owned by BlackRock, Inc. is based on number of shares owned as reported in the Schedule 13G.

(3)
According to Schedule 13G dated February 13, 2013, FMR LLC beneficially owns 950,000 shares, with sole dispositive power with respect to those shares. FMR LLC is a parent holding company of Fidelity Management & Research Company (“Fidelity”), a registered investment adviser. Fidelity is the beneficial owner of 950,000 shares as a result of acting as investment adviser to various investment companies. Edward C. Johnson 3d (Chairman of FMR LLC) and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 950,000 shares owned by the funds. Neither FMR LLC nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustee. Members of Mr. Johnson’s family are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The computation of the percentage of stock owned by FMR LLC and related persons and entities is based on the number of shares owned as reported in the Schedule 13G.

(4)
According to Schedule 13G dated March 5, 2013, Joseph L. Harrosh, a United States citizen, beneficially owns 1,218,252 shares, with shared voting and dispositive power with respect to those shares. The address of Mr. Harrosh is set forth in the table above. The computation of the percentage of stock owned by Mr. Harrosh is based on the number of shares owned as reported in the Schedule 13G.

(5)
According to Amendment No. 1 to Schedule 13G dated February 14, 2013, Wolf Fund Management Ltd. (Cayman Islands exempted company), Wolf Opportunity Fund, Ltd. (British Virgin Islands business company) and Ahmet H. Okumus (a citizen of the Republic of Turkey) beneficially own 1,146,809 shares, with shared voting and dispositive power with respect to those shares. The address of Wolf Fund Management Ltd. and Mr. Okumus is set forth in the table and the address of Wolf Opportunity Fund, Ltd. is Craigmuir Chambers, Suite 71, Road Town, Tortola, British Virgin Islands. The computation of the percentage of stock owned by Wolf Fund Management Ltd., Wolf Opportunity Fund, Ltd. and Mr. Okumus is based on the number of shares owned as reported in the Schedule 13G.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview
We are a direct to consumer business focused on the direct selling and direct marketing channels. We design and market home fragrance products and decorative accessories, and weight management products, nutritional supplements and energy drinks. Our products include an extensive array of decorative and functional household products such as candles, accessories, seasonal decorations, household convenience items and personalized gifts and nutritional supplements such as meal replacement shakes, vitamins and energy mixes. Our products can be found throughout North America, Europe and Australia.

Our compensation committee develops and oversees compensation policies that are designed to attract, motivate, reward and retain the broad-based management talent required to achieve our corporate objectives and increase stockholder value. The committee believes that corporate performance and, in turn, stockholder value will be enhanced by a compensation system that supports and reinforces our key operating and strategic goals while aligning the financial interests of our management team with those of our stockholders.

Our compensation programs are intended to reward the achievement of short and long-term financial targets established during our annual budget and strategic planning process, as well as individual performance goals.

Our named executive officers (“NEOs”) are:

Robert B. Goergen — Chairman and Chief Executive Officer
Robert H. Barghaus — Vice President and Chief Financial Officer
Robert B. Goergen, Jr. — President and Chief Operating Officer, Blyth and President, PartyLite Worldwide

Elements of Compensation

Our management compensation program consists of the following:

•	a base salary

•	a short-term annual incentive plan (which we refer to as the Management Performance Incentive Plan, or MPIP)

•	a long-term incentive plan (LTIP)

•	a benefits package of health and welfare programs

•	limited perquisites

•	post-employment severance arrangements

The committee from time to time reviews the compensation practices of broad industry groups using multiple sources of information pertaining to executive compensation, including compensation surveys and peer group proxy data. Our peer group consists of similarly-sized manufacturing, direct selling and direct marketing companies with annual revenue generally ranging from $500 million to $1.5 billion, and depends on the revenue of the business unit of which an executive’s compensation is being benchmarked. The following companies comprised our peer group in summer 2011, when we most recently benchmarked our executive’s compensation: American Greetings Corporation, Central Garden & Pet Company, Church & Dwight Company, Inc., Herbalife Ltd., CSS Industries, Inc., Elizabeth Arden, Inc., Inter Parfums, Inc., Lancaster Colony Corporation, Libbey Inc., Lifetime Brands, Inc., Nature’s Sunshine Products, Inc., Nu Skin Enterprises, Inc., Nutrisystem, Inc., Overstock.com, Inc., Prestige Brands Holdings, Inc., Revlon, Inc., Tupperware Brands Corporation, Usana Health Sciences, Inc. and 1-800-Flowers.com, Inc. However, benchmarking effectively against a relevant peer group can be challenging given our structure. Therefore, the committee consults additional compensation and economic surveys that benchmark similar positions in similarly-sized companies, the industries of which vary. In recent years, we have compiled data using surveys from Aon-Hewitt, Towers Watson and Salary.com. The committee, after receiving input from Robert B. Goergen, our chairman and chief executive officer, used these sources to determine an appropriate base salary and annual incentive bonus target for each member of management. The base salary and annual incentive bonus targets are intended to reflect the responsibilities of each officer, the compensation practices at other companies and business conditions within our business units. The committee generally targets the sum of the base salary, annual incentive bonus plan and long-term incentive plan to be at the median level of the combined peer group and survey data. We have also considered peer compensation within our portfolio of companies to help determine appropriate compensation. The objective in allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract, motivate and retain key talent, while providing incentives to maximize long-term value for our company and our stockholders.

In developing compensation plans for 2013, the compensation committee considered the positive “say on pay” vote of our shareholders at our annual meeting in May 2012, where 95.4% of shares present and entitled to vote at the meeting cast a vote in favor of our executive compensation. Abstentions and broker non-votes were not counted as votes “for” or “against” the “say on pay” proposal.

As discussed below, under the heading “— Employment Contracts,” in August 2000 we entered into an employment contract with Mr. Goergen. His base salary, short-term incentive bonus target and supplemental pension were each established at the time we entered into the employment contract. Amounts were determined following a peer and industry review process similar to that described above. Since that time, Mr. Goergen’s base salary and annual incentive bonus have been reviewed versus the peer group’s salary and annual incentive bonus. Since the time of our initial public offering in 1994 and in light of his significant share ownership, Mr. Goergen requested that he not receive long-term incentives. In March 2013 we entered into a new employment agreement with Mr. Goergen which is summarized below under the heading “— Employment Contracts.”

Annual Incentives

We refer to our annual incentive plan as the Management Performance Incentive Plan (“MPIP”). The MPIP is a cash-based, pay-for-performance annual incentive plan that applies to all management-level employees across the company (excluding those participating in a sales incentive plan). The MPIP is implemented under our Omnibus Plan. The committee considers annual incentives to be a critical means of ensuring management’s focus in achieving its annual operating plan, which, in turn, should enhance stockholder value.

Each of the participants in the MPIP is assigned an individual incentive target, which is expressed as a percentage of that employee’s annual salary. The product of the employee’s annual salary and his or her incentive target yields the “target award.” The target award, which is expressed as a dollar amount, is calculated as follows:

Base salary	x	Individual incentive target (expressed as a % of base salary)	=	Target award (expressed as a dollar amount)

The committee designates incentive target percentage levels for each of our NEOs using the process described above in determining base salary. The committee also reviews target levels for all other participants at the vice president level and above, as well as all other incentive compensation for this group of executives. The individual incentive targets and the target awards for each of the NEOs were calculated as follows:

Name	Base Salary (2012) ($)	Individual Incentive Target (expressed as a percentage of annual salary) (%)	Target Award (dollar amount) ($)
Robert B. Goergen	809,269	100	809,269
Robert H. Barghaus	428,120	50	214,060
Robert B. Goergen, Jr.	500,000	75	375,000

The amount of the target award is split into two amounts, one of which is determined by company performance (the “Business Performance Factor”) and the other of which is determined by the employee’s own performance (the “Individual Performance Factor”). The Individual Performance Factor is determined based on the extent to which an executive achieved his or her personal business objectives, which we refer to as “Management by Objective” (or “MBOs”). The weighting of Business and Individual Performance Factor for each of the NEOs is as follows:

Name	Business Performance Factor (expressed as a percentage the entire target award) (%)	Individual Performance Factor (expressed as a percentage the entire target award) (%)
Robert B. Goergen	75	25
Robert H. Barghaus	60	40
Robert B. Goergen, Jr.	60	40

Business Performance Factor

The Business Performance Factor is based upon the extent to which the company or a segment, as the case may be, meets or exceeds an established threshold performance level, which is determined by the committee at the beginning of the year based on the board-approved budget and input from management. Based on the achievement of budgeted financial goals, 8% to 150% of the Business Performance Factor component of the target awards can become available for payment.

The Business Performance Factors differ among the NEOs. The Business Performance Factor for both of Mr. Goergen, the Chairman and Chief Executive Officer of Blyth, and Mr. Barghaus, the Chief Financial Officer of Blyth, is solely determined by Blyth’s overall performance, which goal, in 2012, was at target $43.6 million in consolidated net earnings from continuing operations.

The Business Performance Factor for Mr. Goergen, Jr. is determined primarily (65%) by PartyLite Worldwide’s earnings before interest and taxes (“EBIT”), which target in 2012 was $33.05 million. In addition, 25% of his Business Performance Factor is based on the same Blyth performance goal used to determine the Business Performance Factor of Mr. Goergen and Mr. Barghaus set forth in the preceding paragraph. The remaining 10% of his Business Performance Factor is based on ViSalus’s earnings before interest, taxes, depreciation and amortization (“EBITDA”), which target in 2012 was $90 million.

The second component of the target award is determined by the executive’s performance against his or her personal business objectives, or MBOs, which are established at the beginning of the year and typically have a wide variety of additional financial targets (such as sales growth, working capital management, return on equity, as well as other non-financial managerial goals, described below). The nature and extent of each individual’s major accomplishments and contributions are determined through written evaluations compiled by the Chief Executive Officer and others familiar with the individual’s performance. The Chief Executive Officer evaluates the information and makes recommendations to the committee, which then makes the final determination of management bonuses. In order for any incentive compensation that is determined by the Individual Performance Factor to be earned for all executives at least 80% of the NEO’s Business Performance Factor must be achieved. Or, said another way, even if an NEO is determined to have achieved all of his personal business objectives, no payment will be made under the annual incentive plan unless at least 80% of that executive’s Business Performance Factor has been achieved.

After the completion of the year, based on the achievement of target financial goals and based on input from management about its assessment of each participant’s individual performance during the year, the committee determines how much, if any, of the participant’s target award will be paid. The committee is under no obligation to pay the entire target award available in any given year. Similarly, the Omnibus Plan gives the committee the ability to adjust performance criteria upward or downward for extraordinary factors. Additionally, the committee has the authority to grant discretionary cash bonuses outside of the Omnibus Plan in recognition of extraordinary performance.

Performance Outcome

For 2012, Blyth achieved 106.8% of its Business Performance Factor on a financial statement reported basis. We approved upward and downward adjustments to the Business Performance Factor related to fees and costs incurred by ViSalus in connection with the withdrawal of the proposed stock offering by ViSalus, costs for PartyLite restructuring, foreign exchange benefit and Sterno discontinued operations. After these adjustments, Blyth was determined to have achieved 104.7% of its Business Performance Factor, or $45.7 million. Accordingly, Mr. Goergen earned a scaled formula-driven payout for the Business Performance Factor totaling $749,585. In addition, because Blyth achieved more than 80% of its performance goals, Mr. Goergen was eligible to earn his Individual Performance Factors, or MBOs. Mr. Goergen completed most of his MBOs, which included achieving various profitability, cash flow and return on equity targets, updating our strategic plan, supporting the growth and development of ViSalus, implementing plans to improve PartyLite North America and building PartyLite Europe, and implementing strategic alternatives related to Sterno, which was sold in October 2012. With respect to the Individual Performance Factor, the committee determined that Mr. Goergen achieved 92.5% of his MBOs and granted him a bonus of $187,143, which, when added to the $749,585 he was awarded based on the Business Performance Factor, meant that Mr. Goergen’s total bonus in 2012 was $936,729.

Based on the same financial goals noted above for Mr. Goergen, Mr. Barghaus earned a scaled formula-driven payout totaling $158,618. Mr. Barghaus completed most of his MBOs, which included achieving certain working capital and cash flow targets, completing the divestiture of Sterno, supporting the growth and development of ViSalus, meeting certain cash repatriation and cash flow targets, taking certain steps to enhance the reporting and control function, improving various departmental processes and developing staff members. With respect to the Individual Performance Factor, the committee determined that Mr. Barghaus achieved 98% of his MBOs and granted him a bonus of $83,912. In addition, the committee awarded Mr. Barghaus a discretionary bonus of $20,000 based on his work on the restructuring of our contractual arrangements with ViSalus. In total, an annual bonus of $262,530 was earned by Mr. Barghaus for his performance in 2012.

For Mr. Goergen, Jr., PartyLite Worldwide was determined to have achieved 82.8% of its Business Performance Factor, or EBIT of $27.4 million in 2012. Accordingly, a formula-driven payout totaling $41,681, or 28.5%, was awarded for the portion of Mr. Goergen, Jr.’s annual target bonus that is determined by PartyLite Worldwide’s results. Mr. Goergen, Jr. also received a scaled formula-driven payout of $69,469 for the portion of his annual incentive based on Blyth’s consolidated net earnings from continuing operations in 2012. Mr. Goergen, Jr. also received $29,993 for the portion of his annual incentive based on ViSalus EBITDA in 2012. Because PartyLite was determined to have achieved 28.5% of its Business Performance Factor, Mr. Goergen, Jr. was eligible to earn up to that percentage of his performance goal for the PartyLite portion. Moreover, because Blyth and ViSalus were determined to have reached their minimum performance goals, Mr. Goergen, Jr. was eligible to earn the portion of his bonus that is determined from Blyth’s and ViSalus’s results. Mr. Goergen, Jr.’s MBOs included leading the PartyLite executive team to support sales growth and profit objectives, leading the project to consolidate PartyLite’s manufacturing and distribution operations, and supporting the growth and development of ViSalus. The committee determined that Mr. Goergen, Jr. achieved 96% of his MBOs and granted him a bonus of

$77,076 which, when added to the $141,143 he was awarded based on the Business Performance Factor, meant that Mr. Goergen, Jr.’s total annual bonus in 2012 was $218,219.

Due to a salary freeze in effect for U.S. management, our NEOs did not receive an annual merit increase or other salary adjustment in 2013. In connection with the renewal of his employment agreement, Robert B. Goergen requested that his annual salary be reduced to $664,234, which was implemented on April 1, 2013. For the terms of Mr. Goergen’s new employment agreement, see “— Employment Contracts.”

Long-Term Incentives

Our Long-Term Incentive Plan (“LTIP”) was established in 2003 under our Omnibus Plan. The committee considers long-term incentive compensation to be an important means of ensuring management’s ongoing focus on meeting our profitability goals, which should enhance the value of our common stock. In addition, the committee believes that this component of our compensation policy is a retention vehicle for key executives and directly aligns the interests of management with those of our stockholders.

The committee generally awards long-term incentive grants annually at its spring meeting, with the exception of awards to executives who may be hired or promoted in the course of the year and to whom the committee may grant awards during the year.

In order to align further management’s compensation with company performance, payment against target for 2012 is exclusively performance based, with an additional time-vesting function. As described above, Mr. Goergen has never participated in the LTIP. The LTIP award for Mr. Barghaus is determined by Blyth’s net income from continuing operations, with adjustments. The LTIP award for Mr. Goergen, Jr. is determined primarily by PartyLite Worldwide’s performance, and to a lesser extent by the performance of Blyth and ViSalus. Performance is measured over a one-year period. Payment, if earned, will be made equally in the form of restricted stock units (50%) and cash (50%) that vests in equal installments on the first and second March 15th following the date of grant and based on the executive’s continued employment with us.

Each of the participants in the LTIP is assigned an individual incentive target, which is expressed as a percentage of their annual salary. The individual incentive targets for Mr. Barghaus and Mr. Goergen, Jr. are 85%. The LTIP target award, which is expressed as a dollar amount, is calculated as follows:

Name	Base Salary (2012) ($)	LTIP Individual Incentive Target (expressed as a percentage of annual salary) (%)	LTIP Target Award (dollar amount) (%)
Robert H. Barghaus	430,746	85	366,134
Robert B. Goergen, Jr.	500,000	85	425,000

In order for any payment to be made under the LTIP, at least 80% of the Business Performance Factor must be achieved. Fifty percent of the payout is awarded for minimum performance threshold, which is 80% of each component of the Business Performance Factor. The payout increases on a straight-line basis between 80% and 100%. Generally, up to 150% payout is awarded for achievement of above-target performance and will be paid on a straight-line approach from 101% to 120% for a maximum potential payout of 150% at 120% achieved target performance.

The LTIP Business Performance Factor in 2012 was achievement of EBIT against the mid-point of budget and prior year actual for business units and net income from continuing operations with adjustments against budget for Blyth, the weighting of which is the same as in the annual MPIP (as described above under “— Business Performance Factor”).

After the completion of the calendar year, based on the achievement of the LTIP Business Performance Factor as described above, the committee will determine what part, if any, of the participant’s target award will be paid. The committee is under no obligation to pay the entire target award available in any given year. Similarly, the Omnibus Plan gives the committee the ability to adjust performance results upward or downward for extraordinary factors. Additionally, the Omnibus Plan gives the committee the authority to grant long-term incentive awards outside of the LTIP.

The Blyth Business Performance Factor was adjusted for the same factors described above in the annual bonus plan. Accordingly, the committee awarded the amounts noted to each executive based on a formula-driven percentage of target achieved, subject to vesting:

	Target Achieved (%)	Value Awarded (subject to vesting) ($)
Robert H. Barghaus	111.75% — Blyth net income with adjustments	409,155
Robert B. Goergen, Jr.	117.5% — ViSalus EBITDA 111.75% — Blyth net income with adjustments	168,672

RSU Grant

On June 25, 2012, we approved the issuance of 28,104 restricted stock units (valued at $981,111 on the date of grant) to Robert B. Goergen, Jr., one-third of which vested on June 30, 2012 and one-third of which vests on June 30, 2013 and 2014, subject to his continued employment.

Retention and Severance Agreements

On December 17, 2010, we entered into Retention and Severance Agreements with Robert H. Barghaus and Robert B. Goergen, Jr.  The agreements provide that, in the event of termination of employment by us without “cause” or by the executive officer for “good reason” and subject to certain notice and cure periods, the executive officer will receive severance payments and other benefits from us (in addition to salary, unpaid bonuses, if any, and outstanding expense reimbursements through the date of termination).  The severance would consist of the following: (i) a payment equal to twice the sum of then current annual base salary plus the average annual bonus over the five years prior to termination, payable in 24 equal installments (except that, in the case of a “change of control” within two years of termination, payment of such amount or any remaining unpaid portion will be accelerated and paid in a lump sum); (ii) payment of a prorated annual bonus as determined under our MPIP based upon achievement of performance conditions for the then current year, at such times as payments of bonuses are made to employees generally; (iii) immediate vesting of all unvested RSUs or performance-based cash awards under our applicable plans with payments at such times as set forth in the agreements (including with respect to any plans adopted after the date of the agreements); (iv) continued participation until comparable coverage is obtained under a subsequent employer’s plan in all of our health insurance plans for up to two years (or, if such continued participation is not available in our plans, payment of after tax amounts sufficient to cover the costs of comparable coverage) and (v) payment of expenses up to $50,000 until the executive officer obtains comparable full time re-employment for outplacement assistance expenses.  The agreements also contain restrictive covenants with respect to non-competition, non-solicitation of our employees and certain parties in specified business relationships with us, and confidentiality.

Share Retention Guidelines

In order to preserve the linkage between the interests of executives and those of our stockholders, participants in the LTIP are expected to use their grants of RSUs to establish a level of direct ownership in the company. Therefore, participants must retain at least 25% of their RSU grants (before satisfying any costs of selling shares and taxes) until separation from the company.

Perquisites

We provide our chief executive officer with perquisites in recognition that he has never and does not currently accept any long-term incentive compensation. Under Mr. Goergen’s employment contract he is provided with a car and driver, as well as personal use of the leased airplane. Mr. Goergen pays taxes based on the imputed value of these perquisites, which is reported to the Internal Revenue Service and which totaled $258,465 for 2012.

Mr. Goergen Jr. utilized the leased airplane for personal use and paid taxes based on the imputed value of its use, which totaled $179,346 for 2012. In addition, Mr. Goergen, Jr. receives a $3,000 monthly auto-allowance since October 1, 2012.

Mr. Barghaus receives a $2,000 monthly auto-allowance starting April 2013.

Tax and Accounting Considerations

Favorable accounting and tax treatment of the various elements of our compensation program is an important, but not the sole, consideration in its design. Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the chief executive officer and certain other highly compensated executive officers to $1.0 million annually. While our MPIP and LTIP awards are intended to qualify as “performance-based” compensation under Section 162(m) of the Code, we reserve the right to approve in the future elements of compensation that are not fully deductible.

We account for equity-based awards in accordance with the requirements of FASB ASC Topic 718 (formerly “SFAS No. 123(R)”). We are required to recognize compensation expense relating to equity-based awards in our financial statements. The adoption of this recognition method did not cause us to limit or otherwise significantly change our award practices.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement for the 2013 annual meeting of stockholders.

Submitted by the members of the Compensation Committee of the Board of Directors.

James McTaggart, Chairman
Neal Goldman
Brett Johnson

Executive Compensation Information

Summary Compensation Table

The following table summarizes the total compensation awarded to or earned by our chief executive officer, chief financial officer and other executive officers during the fiscal year ended January 31, 2011 (2011), the eleven month transition period ended December 31, 2011 (2011T) and the fiscal year ended December 31, 2012 (2012).

Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Stock Awards[2] ($)	Non-Equity Incentive Plan Compensation[1] ($)	All Other Compensation ($)	Total ($)
Robert B. Goergen Chairman of the Board and Chief Executive Officer	2011 2011T 2012	1,044,375(3) 728,177 809,269	— — —	— — —	689,399 805,198 936,729	337,356(4) 236,637(4) 272,728(4)	2,071,130 1,770,012 2,018,726
Robert H. Barghaus Vice President and Chief Financial Officer	2011 2011T 2012	412,000 383,847 428,120	— 100,000 20,000	196,513 163,619 201,882	333,310 396,484 393,361	12,362(5) 12,406(5) 14,226(5)	954,185 1,056,356 1,057,589
Robert B. Goergen, Jr. President and Chief Operating Officer of Blyth and President PartyLite Worldwide	2011 2011T 2012	365,700 340,711 500,000	— 175,000 —	43,626 92,821 1,171,427	238,303 407,246 277,515	55,902(6) 152,420(6) 202,609(6)	703,531 1,168,198 2,151,551
_______________

(1)
The Bonus is reported during the period in which it is earned. Payments under the MPIP and cash payments under the LTIP are described in “Compensation Discussion and Analysis” and are reported for the period in which they are earned. The MPIP is generally paid in March or April following the end of the period. The cash payments under the LTIP vest in two equal annual installments and are based on the executive’s continued employment with us. Robert B. Goergen has never participated in the LTIP. We paid the following amounts under the LTIP to the NEOs: (i) Robert H. Barghaus ($120,912 in 2011, $76,081 in 2011T and $150,831 in 2012) and (ii) Robert B. Goergen, Jr. ($43,078 in 2011, $22,828 in 2011T and $59,296 in 2012).

(2)
The RSUs vest in equal annual installments on various anniversaries of the date of grant, subject to the continued employment of the executive on each vesting date. The aggregate grant date fair value of the stock awards was determined in accordance with FASB ASC Topic 718. See Note 16 to the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for a description of the assumptions used in valuing stock awards. For this purpose, the estimate of forfeitures is disregarded.

(3)	In 2011, Mr. Goergen received $250,000 of additional supplemental salary.

(4)
Mr. Goergen’s “All Other Compensation” consists of the items set forth in the following table. The perquisite value of “Personal Use of Company Airplane” equals the total cost of the company airplane to us multiplied by the percentage of personal use by Mr. Goergen. The perquisite value does not equal the amount of compensation income that is imputed to Mr. Goergen for tax purposes for personal use of the company airplane. This table does not reflect the change in present value of the accumulated benefit of the supplemental pension plan disclosed in the “Pension Benefits” table since the change was negative for 2012 and, even if such change were positive, the change would not inure to the benefit of Mr. Goergen. Beginning August 1, 2010, Mr. Goergen started receiving supplemental pension benefits of $125,000 per quarter which will continue for the remainder of his life, and no other payments options are available to Mr. Goergen.

	Personal Use of Company Airplane ($)	Driver Services ($)	Automobile Payments ($)	Contributions to the 401(k) and nonqualified plans ($)	Total ($)
2011	242,254	62,325	20,796	11,981	337,356
2011T	147,084	58,067	18,164	13,322	236,637
2012	174,720	65,237	18,508	14,262	272,728

(5)	Represents contributions to the 401(k) and nonqualified deferred compensation plans.

(6)
In 2011, includes $43,271 for personal use of the company airplane and $12,631 for contributions to the 401(k) and nonqualified deferred compensation plans. In 2011T, includes $140,055 for personal use of the company airplane and $12,365 for contributions to the 401(k) and nonqualified deferred compensation plans. In 2012, includes $179,346 for personal use of the company airplane, $9,000 for automobile payments and $14,262 for contributions to the 401(k) and nonqualified deferred compensation plans. The perquisite value for personal use of the company airplane equals the total cost of the company airplane to us multiplied by the percentage of personal use by Mr. Goergen, Jr. The perquisite value does not equal the amount of compensation income that is imputed to him for tax purposes for personal use of the company airplane.

Pension Benefits

Name	Number of Years Credited Service	Present Value of Accumulated Benefit[1]	Payments During 2012
Robert B. Goergen	6	$3,412,161	$500,000
_______________

(1)
While a present value is shown in the table, benefits are paid in the form of installment payments of $125,000 per quarter and are not available as a lump sum. We have purchased a single life annuity contract for the payment of the pension benefit. Present values were calculated using the same actuarial assumptions applied in the calculation of the pension liability reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (discount rate of 7.0%). We reflected six years of credited service to reflect the six years of service required by Mr. Goergen, from August 1, 2000 through July 31, 2006, to fully vest in the supplemental pension benefit.

Under Robert B. Goergen’s employment agreement (described below under “— Employment Contracts”), he is entitled to an annual pension benefit of $500,000, starting on August 1, 2010. This pension benefit vested based on Mr. Goergen’s service from August 1, 2000 through July 31, 2006. Under the original terms of the agreement, Mr. Goergen was eligible to receive an annual pension benefit beginning on August 1, 2006. When Mr. Goergen agreed to continue to serve as our chief executive officer after July 31, 2006, we deferred the commencement date for this pension benefit, but we did not increase his annual pension benefit. We obtained a single life annuity contract on March 26, 2001 to provide for the payment of this pension benefit.

Grants of Plan-Based Awards During 2012

The following table sets forth information concerning all grants of plan-based awards made to the named executive officers during the fiscal year ended December 31, 2012.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards[1]			Fair Value of Stock and Option Awards[2] ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert B. Goergen	None	—	—	—	—	—	—	—
Robert H. Barghaus	3/14/12	91,534	183,067	274,601	5,562	11,124	16,686	204,577
Robert B. Goergen, Jr.	3/14/12	10,625	212,500	318,750	646	12,912	19,369	84,342
_______________

(1)
The number of shares set forth under “Estimated Future Payouts Under Equity Incentive Plan Awards” are based on $16.46 per share (the average of the high and low price for the five trading days ending on March 11, 2013, the date the grant was awarded).

(2)
On March 14, 2012, Mr. Barghaus and Mr. Goergen, Jr. were granted the equity incentive plan awards set forth in the table, all of which were subject to performance-based conditions. In March 2013, the compensation committee confirmed that these performance-based conditions had been met and awarded 12,431 shares to Mr. Barghaus (fair value of $204,577) and 5,125 shares to Mr. Goergen, Jr. (fair value of $84,342). The number of shares was based on the dollar value of the award divided by $16.46 per share, the average of the high and low price for the five trading days ending on March 11, 2013, the date the grant was awarded. The awards granted to Mr. Barghaus and Mr. Goergen, Jr. are subject to vesting and will be paid in equal installments in March 2014 and 2015, subject to continued employment at such time.

Option Exercises and Stock Vested

The following table sets forth information concerning each vesting of restricted stock units for each of the named executive officers on an aggregated basis in the fiscal year ended December 31, 2012 (there were no stock option exercises during the fiscal year ended December 31, 2012).

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert B. Goergen	—	—
Robert H. Barghaus	9,213	683,342
Robert B. Goergen, Jr.	17,899	958,036
_______________

(1)	Mr. Goergen, Jr. has elected to defer his receipt of 448 shares (value of $33,394) until his separation from the company.

Outstanding Equity Awards at December 31, 2012

The following table sets forth information concerning unexercised options and stock that has not vested for each named executive officer at December 31, 2012.

	Option Awards[1]			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[2] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)
Robert B. Goergen	—	—	—	—	—
Robert H. Barghaus	—	—	—	9,322	144,491
Robert B. Goergen, Jr.	3,000	50.55	3/31/13	26,042	403,651
_______________

(1)
All options are exercisable and have been adjusted to give effect to the 1-for-4 reverse stock split of our common stock at the end of January 2009 and the 2-for-1 stock split of our common stock in June 2012.

(2)
Does not include RSUs awarded in March 2013 (see footnote (2) under “Grants of Plan-Based Awards During 2012”) and gives effect to the 1-for-4 reverse stock split of our common stock at the end of January 2009 and the 2-for-1 stock split of our common stock in June 2012.

(3)	Based on the closing sale price for the common stock on the NYSE on December 31, 2012 of $15.50 per share.

Employment Contracts

Employment Arrangement with Robert B. Goergen. Under our amended and restated employment agreement with Robert B. Goergen, Mr. Goergen has agreed to serve as chairman of the board and chief executive officer and be responsible for the general management of the company through December 31, 2013, and each calendar year thereafter (the “Initial Term”).  However, we and Mr. Goergen have agreed that, commencing as of October 1, 2013, we or he may terminate the Initial Term upon 90 days’ notice.   Mr. Goergen has also agreed to serve as the non-executive chairman of the board and to devote approximately one-half of his business time and attention to our business during the calendar years following the termination of the Initial Term (the “Remaining Employment Period”). Again, however, we and Mr. Goergen have agreed that, commencing as of October 1, 2013, we or he may terminate the Remaining Employment Period upon 90 days’ notice. In addition, the Initial Term and the Remaining Employment Period will terminate automatically upon Mr. Goergen’s death, retirement, resignation, termination due to disability or a termination by us with or without cause.    Mr. Goergen must provide 90 days’ advance notice of his retirement to become eligible for the retirement benefits described below.

During the Initial Term, Mr. Goergen will receive a base salary of at least $600,000 per year, and he is eligible to receive a target bonus of 100% of his base salary based on the achievement of certain performance goals.  His bonus is subject to adjustment upward or downward if those performance goals are exceeded or are not met. Following the Initial Term, Mr. Goergen will receive a base salary equal to 50% of the base salary as in effect on the last day of the Initial Term.  Mr. Goergen’s current base salary is $664,234, which amount reflects a voluntary reduction in his base salary in the amount of $150,000 that became effective as of April 1, 2013. However, his base salary will be reviewed annually by our board for potential increases.  In addition, we have agreed to pay Mr. Goergen during his lifetime, a supplemental pension benefit in the amount of $500,000 per annum, the payment of which has been funded by a single life annuity insurance policy that we purchased in 2001.

We have also agreed to make payments and provide benefits to Mr. Goergen and/or his spouse following the termination of his employment as described in the table below.  We are not required to provide these benefits following a termination of Mr. Goergen’s employment if he competes with us.

Reason for Termination
Payment or Benefit	Death	Disability	Without “Cause” or “Constructive Termination Without Cause”[6]	Retirement
Continued base salary[1]	✓	✓	✓	—
Annual incentive award[2]	✓	✓	✓	✓
Lifetime health and dental benefits[3]	✓	✓	✓	✓
Lifetime use of car and driver[4]	—	✓	✓	✓
Lifetime use of office	—	✓	✓	✓
Lifetime use of company aircraft[5]	—	✓	✓	✓
_______________

(1)
If Mr. Goergen’s employment is terminated due to his death or disability he will receive continued base salary payments through the end of the then current calendar year plus (a) an additional three years thereafter if the termination occurs during the Initial Term or (b) an additional two years thereafter if the termination occurs during the Remaining Employment Period.  The continued base salary payments will take into account that, if his death or disability occurs during the Initial Term, his base salary will be reduced by 50% at the end of the calendar year in which the Initial Term terminated by reason of his death or disability. If Mr. Goergen’s employment is terminated by us without “cause” or by reason of a constructive termination without cause, he will receive continued base salary payments through the end of the 90 day period following the date of termination, except if we have given him 90 days’ notice of a termination without cause.

(2)
If Mr. Goergen’s employment is terminated due to his death or disability the annual incentive payment will be awarded for the year in which his death or termination occurs, based on the original target award.  If his employment is terminated without cause or constructively terminated without cause or terminated by reason of his retirement, we will pay him a pro rata annual incentive award for the year of termination to the extent targets are achieved, payable when incentive awards are paid to the active employees.

(3)
If Mr. Goergen’s employment is terminated without cause or as a result of his death, disability, constructive termination without cause or retirement, lifetime health and dental benefits will be provided to his spouse.  If his employment is terminated without cause or by reason of his disability, constructive termination without cause or retirement he will be entitled to lifetime health, dental and other welfare benefits generally provided to our senior officers.

(4)	Lifetime use of a car and driver, consistent with past practice.

(5) Lifetime use of the company’s aircraft, up to 50 hours per year, subject to certain reimbursement requirements.

(6)
In Mr. Goergen’s employment agreement, “cause” occurs if Mr. Goergen is convicted of a felony involving moral turpitude or if he is guilty of willful gross neglect or willful gross misconduct in carrying out his duties under the employment agreement, resulting in material economic harm to us, unless he believes in good faith that such act or omission was in our best interests.  In Mr. Goergen’s employment agreement, “constructive termination without cause” means termination by Mr. Goergen of his employment at his initiative following the occurrence of any of the events listed in clauses (a) through (e) below without his consent:

(a)	a reduction in his base salary, supplemental salary or target bonus opportunity;

(b)
the termination or material reduction in any of the perquisites or employee benefits to which he is entitled under his employment agreement (other than as part of an across-the-board reduction that is applicable to all of our executive officers);

(c)
the failure to employ him as chairman of the board and chief executive officer during the Initial Term and as non-executive chairman of the board after the Initial Term or his removal from any of those positions;

(d)
during the Initial Term, a material diminution in his duties, responsibilities or authority or the assignment to him of duties which are materially inconsistent with his duties or which materially impair his ability to function as our chairman and chief executive officer, and during the remainder of his employment after the Initial Term, the assignment to him of duties that are materially inconsistent with those that could reasonably be expected to be assigned to and performed by a part-time senior executive of a major corporation;

(e)	the relocation of our principal office, or Mr. Goergen’s own office, outside the state of Connecticut or more than 50 miles from Greenwich, Connecticut; or

(f)	the failure of any successor to assume in writing our obligations under his employment agreement.

The employment agreement provides for notice and cure opportunities in the event Mr. Goergen is terminated for cause or constructively terminated without cause.

Retention and Severance Agreements. On December 17, 2010, we entered into Retention and Severance Agreements with Robert H. Barghaus and Robert B. Goergen, Jr.  The agreements provide that, in the event of termination of employment by us without “cause” or by the executive officer for “good reason” and subject to certain notice and cure periods, the executive officer will be entitled to severance payments and other benefits from us (in addition to salary, unpaid bonuses, if any, and outstanding expense reimbursements through the date of termination).  The severance entitlement would consist of the following: (i) a payment equal to twice the sum of then current annual base salary plus the average annual bonus over the five years prior to termination, payable in 24 equal installments (except that, in the case of a “change of control” within two years of termination, payment of such amount or any remaining unpaid portion will be accelerated and paid in a lump sum); (ii) payment of a prorated annual bonus as determined under our Management Performance Incentive Program based upon achievement of performance conditions for the then current year, at such times as payments of bonuses are made to employees generally; (iii) immediate vesting of all unvested restricted stock units or performance-based cash awards under our applicable plans with payments at such times as set forth in the agreements (including with respect to any plans adopted after the date of the agreements), (iv) continued participation until comparable coverage is obtained under a subsequent employer’s plan in all of our health insurance plans for up to two years (or, if such continued participation is not available in our plans, payment of after tax amounts sufficient to cover the costs of comparable coverage) and (v) payment of expenses up to $50,000 for outplacement assistance expenses until the executive officer obtains comparable full time re-employment.  The agreements also contains restrictive covenants with respect to non-competition,  non-solicitation of our employees and certain parties in specified business relationships with us, and confidentiality, all in accordance with the terms thereof set forth in the agreements.

Potential Payments Upon a Termination of Employment or Change of Control. The information below quantifies certain payments and benefits that would have become payable to each named executive officer in the event of a termination or a “change in control” assuming such event had occurred on December 31, 2012, compensation and services levels as of such date and a price per share of common stock underlying the unvested restricted stock units of $15.50, the closing market price on December 31, 2012. These payments and benefits are in addition to benefits available generally to salaried employees, such as accrued vacation pay. Due to a number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different.

	Continued base salary payments	Bonus	Continuation of welfare benefits	Perquisites	Cash LTIP Vesting[1]	Restricted Stock and LTIP RSU Vesting[1]
Robert B. Goergen (2) Chairman of the Board and Chief Executive Officer
Death or disability	2,324,819	664,234(2)	11,500(3)	424,012(4)	—	—
Without Cause/Constructive Termination	— (2)	664,234(2)	11,500(3)	424,012(4)	—	—
Retirement	—	664,234(2)	11,500(3)	424,012(4)	—	—
Robert H. Barghaus Vice President and Chief Financial Officer
Without Cause/Constructive Termination	861,492(5)	357,125(6)	19,900(7)	50,000(8)	465,341	337,172
Death, disability, retirement after reaching age 62 or change in control	—	—	—	—	465,341	337,172
Robert B. Goergen, Jr. President and Chief Operating Officer of Blyth and President PartyLite Worldwide
Without Cause/Constructive Termination	1,000,000(5)	261,613(6)	28,620(7)	50,000(8)	302,084	483,089
Death, disability, retirement after reaching age 62 or change in control	—	—	—	—	302,084	483,089
_______________

(1)
LTIP and restricted stock awards vest upon a change in control (as defined in our Omnibus Plan) unless the awards are assumed or replaced, but deferral elections do not lapse unless the change in control also constitutes a “change in control event” under Section 409A of the Code. The above table assumes full vesting upon a change in control. Under our Omnibus Plan, a change in control with respect to officers and employees is defined as (i) a reorganization, merger or consolidation in which we are not the surviving corporation, (ii) a sale, lease, exchange or other transfer of all or substantially all of our assets or (iii) stockholder approval of a dissolution or liquidation of the company. All vested RSUs and vested deferred cash LTIP amounts will be distributed in connection with a termination of employment or death. Under our LTIPs since 2010, unvested awards will vest upon the officer’s retirement after reaching age 62, death or disability. Under our prior LTIPs, in the event of death, disability or an approved retirement, a pro rata amount of an unvested award, based on days worked, will vest and become payable to the extent we achieve our targets. The amounts set forth in the column “Restricted Stock and LTIP RSU Vesting” are based on $15.50 per share (the closing price on December 31, 2012).

(2)	Termination payments are described in more detail under the heading “— Employment Contracts” and pension payments are describe under “— Pension Payments”.

(3)
Represents current annual amount of lifetime health/dental/life insurance premiums that would be payable by us for Mr. Goergen and his wife. Mr. Goergen does not participate in our long-term disability policy.

(4)
Represents current estimated annual amount of lifetime payments that would be payable by us for automobile/driver ($83,745), use of company airplane ($188,019; estimated cost based on the average cost to us for Mr. Goergen’s personal use of the company airplane in the past three fiscal periods) and secretary/office space ($152,248).

(5)
Amount equals two times their annual base salary at December 31, 2012 payable in 24 equal installments (except that, in the case of a “change of control” within two years of termination, payment of such amount or any remaining unpaid portion will be accelerated and paid in a lump sum).

(6)
Amount equals two times their average annual bonuses over the five years prior to December 31, 2012 payable in 24 equal installments (except that, in the case of a “change of control” within two years of termination, payment of such amount or any remaining unpaid portion will be accelerated and paid in a lump sum) (paid at such times as payments of bonuses are made to employees generally).

(7)
Represents the amount for continued participation in our health insurance plans for two years (this payment will terminate when the executive officer obtains comparable coverage under a subsequent employer’s plan). If continued participation is not available in our plans, we have agreed to pay to the executive officer the after tax amounts sufficient to cover the costs of comparable coverage.

(8)	Represents the payment of up to $50,000 for outplacement assistance expenses until the executive officer obtains comparable full time re-employment.

Compensation Committee Interlocks and Insider Participation

Neal I. Goldman, Brett M. Johnson and James M. McTaggart served as members of the compensation committee in 2012. None of them (i) was, during 2012, an officer or employee of us or any of our subsidiaries, (ii) was formerly an officer of us or any of our subsidiaries or (iii) had any relationship requiring disclosure by us pursuant to any paragraph of Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. None of our executive officers served as an officer, director or member of a compensation committee of another entity for which an executive officer or director is a member of our board of directors or served on the compensation committee of our board of directors.

Certain Relationships and Related Transactions

Below please find a description of all transactions, since the beginning of 2012, or any currently proposed transaction, in which we were a participant, the amount involved exceeds $120,000 and in which any related person (as defined in Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest (“related party transactions”).

In 2012, we engaged in related party transactions with Robert B. Goergen, our Chairman and Chief Executive Officer; Pamela M. Goergen, a director; Robert B. Goergen, Jr., our President and Chief Operating Officer and President PartyLite Worldwide; and Todd A. Goergen, the Chief Strategy Officer of ViSalus. Robert B. Goergen is the father of Robert B. Goergen, Jr. and Todd A. Goergen, who are brothers. Pamela M. Goergen, a director of Blyth, is the wife of Robert B. Goergen and the mother of Robert B. Goergen, Jr. and Todd A. Goergen.

Transactions with ViSalus.

Membership Interest Purchase Agreement. In August 2008, we signed a membership interest purchase agreement to acquire ViSalus, a network marketing company that sells weight management products, nutritional supplements and energy drinks, through a series of investments. At the time of the first closing in October 2008, ViSalus was owned in part by Ropart Asset Management Fund, LLC and Ropart Asset Management Fund II, LLC (collectively, “RAM”), which owned a significant non-controlling interest in ViSalus. In September 2012, RAM distributed its interest in ViSalus to its members, including Robert B. Goergen, Robert B. Goergen, Jr. and Todd A. Goergen. Robert B. Goergen beneficially owns approximately 35.89% of our outstanding common stock, and together with members of his family, owns substantially all of RAM.

January and February 2012 Closing. In early 2012, we completed the third phase of the acquisition of ViSalus and increased our ownership to 72.7% for approximately $22.5 million in cash and the issuance of 681,324 unregistered shares of common stock valued at $14.6 million, half of which may not be sold or transferred prior to January 12, 2014. Due to the restrictions on transfer, the 340,662 shares of common stock that may not be so sold or transferred were issued at a discount to the trading price. The initial payment in the third closing was based upon an estimate of ViSalus’s EBITDA for 2011 and the cash payments were adjusted in April 2012 for the difference between the actual EBITDA for 2011 and the estimate used in the third closing. We paid an additional $6.2 million in April 2012 after final determination of ViSalus’s actual EBITDA for 2011, bringing the total third phase acquisition cost to $43.3 million. Of the $28.7 million in cash that we paid in the third closing, we paid $11.0 million to RAM.

December 2012 Closing. In December 2012, we and ViSalus amended the purchase agreement and we acquired an additional 8.2% of ViSalus for a cash payment of $60.5 million. In connection with the December 2012 closing, ViSalus issued shares of its redeemable convertible preferred stock to the holders of the 19.1% of ViSalus that was not owned by us. We and ViSalus have agreed to redeem all of the shares of preferred stock on December 31, 2017, which date can be extended with the consent of holders of a majority of the voting power of the preferred stock, for $143.2 million, unless prior to such date ViSalus has made an initial public offering of its shares of common stock at a price that indicates a valuation of ViSalus of $800.0 million or more, in which event the preferred stock will automatically convert into shares of common stock of ViSalus on a one-to-one basis. The threshold valuation in the preceding sentence is an aspirational goal and should not be considered the valuation of ViSalus at the date hereof or to predict ViSalus’ valuation at any time in the future. We have guaranteed the performance by ViSalus of its redemption obligation. In the event that ViSalus does not redeem the preferred shares, each of the preferred shares will automatically become convertible into 100 shares of common stock of ViSalus.

The transactions that occurred at the December 2012 closing involved related parties. Robert B. Goergen, Robert B. Goergen, Jr. and Todd A. Goergen owned 2.4%, 0.1% and 0.8%, respectively, of the membership interests in ViSalus Holdings before the completion of such transactions and now own 1.8%, 0.1% and 0.6%, respectively, of the outstanding capital stock of ViSalus. Of the $60.5 million that was paid in the fourth closing, $5.1 million was paid to Robert B. Goergen, $1.7 million was paid to Todd A. Goergen (and trusts affiliated with him) and $0.2 million was paid to Robert B. Goergen, Jr. In addition, of the $143.2 million aggregate redemption amount that will be paid upon redemption of the preferred stock, $13.2 million will paid to Robert B. Goergen, $0.5 million will be paid to Robert B. Goergen, Jr. and $4.5 million will be paid to Todd A. Goergen (and trusts affiliated with him).

Dividends. In November 2012, ViSalus paid a cash dividend of $22.0 million to its shareholders, including $536,219 to Robert B. Goergen, $21,730 to Robert B. Goergen, Jr. and $181,860 to Todd A. Goergen. In connection with the December 2012 closing, ViSalus adopted a dividend policy and will declare and pay quarterly dividends out of available cash, subject to appropriate reserves. Robert B. Goergen will receive 1.8%, Robert B. Goergen, Jr. will receive 0.1% and Todd A. Goergen (and trusts affiliated with him) will receive 0.6% of the ViSalus dividend payments.

FragMob. ViSalus entered into an agreement with FragMob LLC in October 2011 under which FragMob agreed to provide ViSalus with software development and hosting services for a mobile phone application that allows ViSalus’s promoters to access their ViNet promoter account information on their smart phones. In March 2012, ViSalus added a second application, a credit card swiper for mobile phones, to the services provided by FragMob pursuant to the agreement. On September 1, 2012, ViSalus and FragMob entered into a new revised agreement that extended the terms to December 31, 2014 and revised certain terms of the agreement. ViSalus paid $2.0 million to FragMob for both services in 2012. ViSalus also purchased approximately $1.2 million of mobile credit card swiper devices from FragMob in 2012. FragMob is owned in part by RAM and Todd A. Goergen.

Employment Agreement. In August 2012, Todd A. Goergen became the Chief Strategy Officer of ViSalus. Mr. Goergen’s base salary is $500,000 and he has an annual target bonus opportunity equal to 100% of his base salary (with a maximum annual bonus opportunity equal to 200% of his base salary).

The foregoing transactions with ViSalus were approved either by a special committee comprised of independent directors or all of our independent directors.

Ropart Sublease. Ropart Investments LLC paid $195,072 to us during 2012 to sublet office space, which we believe approximates the fair market rental for the sublet office space. Robert B. Goergen, Robert B. Goergen, Jr. and Todd A. Goergen are managers of Ropart and Pamela M. Goergen is a member of Ropart. In August 2000 (as amended and restated most recently in March 2013), we entered into an employment agreement with Mr. Goergen, our chairman and chief executive officer, in which we agreed to provide office space to Ropart. The employment agreement was approved by our board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers and holders of more than 10% of the common stock to file reports regarding beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based upon a review of the filings furnished to us and on representations from the directors and executive officers, all filing requirements of Section 16(a) were complied with in 2012, except that James M. McTaggart, one of our directors, purchased 6,250 shares of common stock on November 15, 2012, which was not reported on Form 4 until March 11, 2013.

Audit Committee Report

Management is responsible for our internal controls and the financial reporting process. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on those statements. The audit committee’s responsibility is to monitor and oversee these processes. The audit committee charter was adopted and approved by the board of directors in January 2004. The charter is available on our website, www.blyth.com, or in print to any stockholder who makes a request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary. The charter further amends the audit committee’s original charter, which was first adopted and approved by the board in June 2000 and amended by the board in April 2003.

As set forth in more detail in the charter, the primary role of the audit committee is to assist the board in fulfilling its oversight responsibilities. The committee’s primary responsibilities fall into three broad categories:

•
first, the committee is charged with monitoring the preparation of quarterly and annual financial reports by management, including discussions with management and the independent auditors about draft annual financial statements, key accounting and reporting matters, alternative treatments within generally accepted accounting principles for policies and procedures related to material items that the independent auditors have discussed with management and the ramifications thereof, and other material written communications between the independent auditors and management;

•	second, the committee is responsible for matters concerning the relationship between us and the independent auditors, including evaluating their performance and recommending their appointment or removal; reviewing the scope of their audit services and related fees; reviewing and pre-approving any non-audit services being provided to us; providing and maintaining an open, direct avenue of communication between the board and the independent auditors; and determining whether the independent auditors are independent (based in part on the annual letter provided to us pursuant to Independence Standards Board Standard No. 1); and

•
third, the committee is responsible for matters concerning our systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests, and review of the recommendations, if any, of the independent auditors.

The audit committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the charter.

In the course of fulfilling its responsibilities, the audit committee has:

•	reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2012;

•
discussed with representatives of Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the audit committee concerning independence;

•	discussed with representatives of Ernst & Young the public accounting firm’s independence from the company and management; and

•	considered whether the provision by Ernst & Young of non-audit services is compatible with maintaining their independence.

Based on the foregoing, the audit committee recommended to the board that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission.

It is not the duty of the audit committee to plan or conduct audits or to determine that our financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the independent public auditors. In giving its recommendations to the board of directors, the audit committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the independent public auditors with respect to such financial statements.

Submitted by the members of the Audit Committee of the Board of Directors.

Howard E. Rose, Chairman
Brett M. Johnson
Ilan Kaufthal

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The proxy, unless otherwise directed thereon, will be voted for a resolution ratifying the action of the board appointing the firm of Ernst & Young LLP as independent auditors to make an audit of our accounts for the fiscal year ending December 31, 2013. The vote required for ratification is a majority of shares voting. If the resolution is rejected, or if Ernst & Young declines to act or becomes incapable of acting, or if their employment is discontinued, the board of directors, on the audit committee’s recommendation, will appoint other auditors whose continued employment after the annual meeting may be, but is not required to be, subject to ratification by the stockholders. A representative of Ernst & Young will be present at the annual meeting to respond to appropriate questions of stockholders and to make a statement if he or she so desires.

Independent Auditor Fees

Before the independent auditor is engaged to provide audit services, the engagement is approved by the audit committee. In general, the audit committee pre-approves (i.e., approves prior to their provision) all audit-related and non-audit services to be provided to us by the independent auditors. The audit committee may pre-approve audit related and non-audit services by agreeing to a framework with descriptions of allowable services. The audit committee may delegate pre-approval authority to one or more members of the audit committee. The decision of any member to whom authority is delegated to pre-approve an activity must be reported to the full audit committee at its next scheduled meeting.

The audit committee pre-approved 100% of the audit related, tax and other services provided by Ernst & Young during the fiscal year ended December 31, 2012. None of such services were approved by the audit committee pursuant to Section 2-01(c)(7)(i)(C) of Regulation S-X.

The aggregate fees billed for professional services of the types listed below rendered by Ernst & Young in the fiscal year ended January 31, 2011 (2011), the eleven month transition period ended December 31, 2011 (2011T) and the fiscal year ended December 31, 2012 were as follows:

	2,011	2011T	2012
Audit services[1]	$1,877,500	$2,434,000	$2,760,429
Audit-related services[2]	—	—	30,550
Tax services[3]	809,000	908,000	1,026,480
All other services	—	—	—
Total fees	$2,686,500	$3,342,000	$3,817,459
_______________

(1)
“Audit services” consist of work performed by the principle auditor associated with the Company’s consolidated financial statements, including reviews performed on Quarterly Reports on Form 10-Q, certain statutory audits required for some of our subsidiaries, and fees incurred in connection with the audit of internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002. For 2012, “Audit Services” also include assistance with registration statements filed by one of our subsidiaries with the Securities and Exchange Commission (including providing consents thereto).

(2)	“Audit-related services” include acquisition due diligence.

(3)	“Tax services” include tax advisory matters, tax compliance, tax audits and tax planning.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR OUR 2014 ANNUAL MEETING

Proxy Statement Proposals
Under SEC rules, stockholders wishing to submit proposals for inclusion in the proxy statement for our 2014 Annual Meeting of Stockholders must submit such proposals to us at our principal executive offices located at One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary, on or before December 3, 2013. In order to be so included, such submissions must contain the information required by the SEC’s Rule 14a-8 and otherwise comply with SEC rules.
Other Stockholder Proposals and Director Nominations
Our Amended and Restated By-Laws, which we refer to as our “By-Laws,” govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but which are not included in our proxy statement for that meeting. Under our By-Laws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a stockholder of record as of the record date for such meeting and entitled to vote thereat, or a duly authorized proxy, who has delivered a notice to us at our principal executive offices located at One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary no later than the earlier of the date that is 60 days prior to the date of the next annual meeting and the date that we determine in compliance with the Securities Exchange Act of 1934, as amended; provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder will be timely if so received not later than the close of business on the tenth day following the day on which notice of such annual meeting was mailed or such public disclosure was made, whichever first occurs. The notice must contain the information that is specified in our Amended and Restated Certificate of Incorporation. These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.
A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice By-Law provisions, subject to applicable rules of the SEC.
Copies of our By-Laws and our Amended and Restated Certificate of Incorporation are available on our website, www.blyth.com, and are also available in print to any stockholder who makes a request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary.

HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for certain proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of these proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold your shares directly. You can notify us by sending a written request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Jeffrey L. Boak, Assistant Secretary, or by calling the Assistant Secretary at (203) 661-1926 ext. 6639. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials with respect to this meeting, you should follow the instructions to request such materials included in the Notice of Internet Availability of Proxy Materials that was sent to you.

OTHER MATTERS

As of the date of this proxy statement, our management does not know of any business, other than that mentioned above, which will be presented for consideration at the annual meeting. However, if any other matters should properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in accordance with their best judgment on such matters.

FINANCIAL STATEMENTS

Our audited consolidated financial statements as of December 31, 2012 and 2011, the related consolidated statements of earnings, comprehensive income, stockholders’ equity and cash flows for the year ended December 31, 2012, the eleven month period ended December 31, 2011 and the year ended January 31, 2011 are included as part of our Annual Report on Form 10-K which accompanies this proxy statement.

By Order of the Board of Directors

Michael S. Novins, Secretary

April 3, 2013

EXHIBIT A

FORM OF BLYTH, INC. SECOND AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN
SECTION 1. PURPOSE. The purposes of the Blyth, Inc. Second Amended and Restated Omnibus Incentive Plan (originally named the “Blyth, Inc. 2003 Long-Term Incentive Plan,” subsequently renamed the “Blyth, Inc., Amended and Restated 2003 Omnibus Incentive Plan,” and thereafter renamed the “Blyth, Inc. Second Amended and Restated Omnibus Incentive Plan,” referred to herein as the “Plan”) are to encourage Directors and selected employees of Blyth, Inc., a Delaware corporation (the “Company”), and its Affiliates to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.
SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:
(a) “Affiliate” shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.
(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share, Performance Unit, dividend equivalent, Other Stock Unit Award or any other right, interest or option relating to Shares or other property granted pursuant to the provisions of the Plan.
(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, which may, but need not, be executed or acknowledged by both the Company and the Participant.
(d) “Board” shall mean the Board of Directors of the Company.
(e) “Cause” shall mean, unless otherwise provided by the Committee, (1) “Cause” as defined in any Individual Agreement to which the Participant is a party, or (2) if there is no such Individual Agreement or, if it does not define Cause, any of the following on the part of the Participant: an intentional failure to perform assigned duties; willful misconduct in the course of the Participant’s employment; breach of a fiduciary duty involving personal profit; or acts or omissions of personal dishonesty, any of which results in material loss to the Company or any of its Subsidiaries or Affiliates. The Committee shall, unless otherwise provided in an Individual Agreement with the Participant, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.
(f) “Change in Control” shall mean (i) in the case of an Employee, (A) a reorganization, merger or consolidation (a “Corporate Transaction”) in which the Company is not the surviving corporation; (B) a sale, lease, exchange or other transfer (in one transaction or in a series of related transactions) of all or substantially all of the assets of the Company to another person or entity (an “Asset Sale”); or (C) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, or (ii) in the case of a Director, (A) any Corporate Transaction in which the Company is not the continuing or surviving corporation or pursuant to which Shares are converted into cash, securities or other property, other than a merger of the Company in which the holders of the Shares immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (B) any Asset Sale; (C) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, (D) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding Robert B. Goergen and/or any person controlled by Robert B Goergen and/or his affiliates, heirs, estate, legal representative and/or beneficiaries), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the outstanding Shares; or (E) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; provided, however, that in the case of any Director, a Change in

Control shall not be deemed to have occurred unless, within one year after the occurrence of an event described in Section 2(f)(ii), such Director shall have ceased for any reason to be a member of the Board.
(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
(h) “Committee” shall mean the Compensation Committee of the Board, or any successor to such committee, composed of no fewer than two directors, each of whom is a Non-Employee Director and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto.
(i) “Company” shall mean Blyth, Inc., a Delaware corporation.
(j) “Corporate Transaction” shall have the meaning ascribed thereto in Section 2(f)(i)(A).
(k) “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.
(l) “Director” shall mean a director of the Company who has not been, during the immediately preceding 12-month period, an officer or employee of the Company or any Subsidiary.
(m) “Employee” shall mean any employee of the Company or any Affiliate. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, (1) an Employee shall be considered to have terminated employment or services and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer and (2) temporary absences from employment because of illness, vacation or an approved leaves of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered terminations of employment or services.
(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(o) “Fair Market Value” shall mean, with respect to any property, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Shares as of any date shall be the average of the high and low trading prices for the Shares as reported on the New York Stock Exchange (or on any national securities exchange on the Shares are then listed) for that date or, if no such prices are reported for that date, the average of the high and low trading prices on the next preceding date for which such prices were reported.
(p) “Family Member” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.
(q) “Incentive Stock Option” shall mean an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
(r) “Individual Agreement” shall mean a written employment or consulting agreement between the Participant and the Company or an Affiliate.
(s) “Non-Employee Director” shall have the meaning set forth in Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.
(t) “Nonstatutory Stock Option” shall mean an Option granted under Section 6 that is not intended to be an Incentive Stock Option.
(u) “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

(v) “Other Stock Unit Award” shall mean any right granted to a Participant by the Committee pursuant to Section 10.
(w) “Participant” shall mean a Director or an Employee who is selected by the Committee to receive an Award under the Plan.
(x) “Performance Award” shall mean any Award of Performance Shares or Performance Units pursuant to Section 9.
(y) “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.
(z) “Performance Share” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.
(aa) “Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.
(ab) “Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
(ac) “Qualified Performance-Based Award” shall have the meaning set forth in Section 13.
(ad) “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
(ae) “Restricted Stock Award” shall mean an award of Restricted Stock under Section 8.
(af) “Section 162(m) Exemption” shall have the meaning set forth in Section 13.
(ag) “Shares” shall mean the shares of common stock of the Company, par value $0.02 per share.
(ah) “Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 4(d), shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.
(ai) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
(aj) “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.
SECTION 3. ADMINISTRATION.
(a)     The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to:
(1)select the Employees of the Company and its Affiliates of the Company to whom Awards may from time to time be granted hereunder;
(2)determine the type or types of Award to be granted to each Employee hereunder;
(3)determine the number of Shares to be covered by each Award granted to an Employee hereunder;
(4)determine the terms and conditions of any Award granted to an Employee hereunder (including, but not limited to, the option price, any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the Shares relating thereto, based on such factors as the Committee shall determine;
(5)determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended;
(6)to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to performance goals;
(7)determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant;
(8)interpret and administer the Plan and any instrument or agreement entered into under the Plan;
(9)establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and
(10)make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.
(b)     Decisions of the Committee shall be final, conclusive and binding on all Persons, including the Company, any Participant, any stockholder and any Employee of the Company or any Affiliate. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.
(c)     Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award to not qualify for, or cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with any action taken by the Committee, the Board action shall control.

(d)     The Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by Delaware law, to one or more officers or a committee of officers the right to grant Awards to Employees who are not officers or directors of the Company.
(e)     Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a Director shall be approved and ratified by the full Board.
(f)     Notwithstanding any provision of the Plan to the contrary, administration of the Plan shall at all times be limited by the requirement that any administrative action or exercise of discretion shall be void (or suitably modified when possible) if necessary to avoid the application to any Participant of immediate taxation and/or tax penalties under Section 409A of the Code. For purposes of clarification, (i) the Committee shall not modify, amend or adjust the terms and conditions of any Award if such modification, amendment or adjustment would cause such Award to become subject to Code Section 409A(a)(1) and (ii) this subsection (f) shall apply to any modification, amendment or adjustment made to an Award in connection with a Change in Control.
SECTION 4. SHARES SUBJECT TO THE PLAN.
(a)     Subject to adjustment as provided in Section 4(d), a total of 2,040,896 Shares shall be authorized for issuance under the Plan. If an Award expires, is forfeited, is settled in cash or becomes unexercisable for any reason without having been exercised in full, the undelivered Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future Awards under the Plan. Notwithstanding the foregoing, Shares subject to an Award under this Plan may not again be made available for issuance under this Plan if such Shares are: (i) shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR, (ii) shares used to pay the exercise price of an Option, (iii) shares delivered to or withheld by the Company to pay the withholding taxes related to an Option or a Stock Appreciation Right, or (iv) shares repurchased on the open market with the proceeds of an Option exercise.
(b)     Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.
(c)     Subject to adjustment as provided in Section 4(d), the number of Shares that may be issued pursuant to Options intended to qualify as Incentive Stock Options shall be 1,686,763.
(d)     In the event of any change in corporate capitalization, such as a stock dividend, stock split or reverse stock split, or an extraordinary corporate transaction, such as any merger, reorganization, consolidation, recapitalization, spin-off, separation or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company, the Committee shall make substitutions or adjustments to reflect such change or transaction in (i) the aggregate number and kind of shares reserved for issuance of Awards under the Plan (including specific limits applicable to Incentive Stock Options, Restricted Stock Awards, Performance Awards, Other Stock Unit Awards and other types of Awards), (ii) the limitation upon Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards and Performance Units to be granted to any Participant in any specific period, to the extent such adjustment does not cause any Qualified Performance-Based Award to fail to qualify for the Section 162(m) Exemption, (iii) the number, kind and grant price of shares subject to outstanding Options and Stock Appreciation Rights, (iv) the number and kind of shares subject to other outstanding Awards granted under the Plan and/or (v) such other equitable substitutions or adjustments, in each case, as it determines to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.
SECTION 5. ELIGIBILITY. Any Employee or Director shall be eligible to be selected as a Participant; provided, however, that pursuant to Section 422 of the Code, Incentive Stock Options shall only be awarded to employees of the Company and its Subsidiaries or “parent corporation” (within the meaning of Section 424(f) of the Code).

SECTION 6. STOCK OPTIONS. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:
(a)     OPTION PRICE.
(1)    The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion on or before the date of grant; provided, however, that except in the case of Substitute Awards or in connection with an adjustment provided for in Section 4(d), such purchase price of an Option shall not be less than the Fair Market Value of a Share on the date of grant.
(2)    Except for adjustments pursuant to Section 4(d) (relating to the adjustment of Shares), the purchase price for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower price.
(b)     OPTION PERIOD. The term of each Option shall be fixed by the Committee in its sole discretion and set forth in the Award Agreement; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted.
(c)     EXERCISABILITY. Options shall be exercisable at such time or times as determined by the Committee at the time of grant (except as otherwise permitted under Section 3(a)) or as set forth in Section 12.
(d)     METHOD OF EXERCISE. Subject to the other provisions of the Plan, any vested and exercisable Option may be exercised by the Participant in whole or in part, at any time during the Option term, by giving written notice of exercise to the Company specifying the number of Shares subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified to bank check or such other instrument as the Company may accept.
(1)    If approved by the Committee, payment, in full or in part, may be made in the form of unrestricted Shares (by delivery of such Shares or by attestation) already owned by the Participant of the same class as the Shares subject to the Option based on the Fair Market Value of the Shares on the date the Option is exercised; provided, however, that in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Shares subject to the Option may be authorized only at the time the Option is granted; and provided, further, that such already owned Shares have been held by the Participant unencumbered for at least six months (or any shorter period sufficient to avoid a charge to the Company’s earnings for financial reporting purposes).
(2)    Payment in full or in part may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds necessary to pay the purchase price and, if requested, reduced by the amount of any federal, state, local or foreign withholding and employment taxes, unless otherwise determined by the Committee. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.
(3)    In addition, if approved by the Committee, payment in full or in part may also be made by instructing the Committee to withhold a number of such Shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Option (or applicable portion thereof).
(4)    No Shares shall be issued until full payment therefor has been made. Except as otherwise provided in Sections 3(a)(7), 15(g) and 15(i), an optionee shall have all of the rights of a shareholder of the Company holding the Shares subject to such Option (including, if applicable, the right to vote the Shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such Shares and, if requested by the Company, has given the representation described in Section 14(i).
(e)     FORM OF SETTLEMENT. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.
SECTION 7. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate; provided that a Stock Appreciation Right shall not have a term of greater than ten years.
SECTION 8. RESTRICTED STOCK.
(a)     ISSUANCE. A Restricted Stock Award shall be subject to restrictions imposed by the Committee during a period of time specified by the Committee (the “Restriction Period”). Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. Except with respect to Restricted Stock awarded in lieu of bonuses or other similar awards, Restricted Stock Awards granted to Employees shall vest over a minimum period of three years from the date of grant.
(b)     REGISTRATION. Any Restricted Stock issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of shares of Restricted Stock awarded under the Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by the Award.
(c)     FORFEITURE. Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment or services for any reason during the Restriction Period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee promptly after expiration of the period of forfeiture, as determined or modified by the Committee.
SECTION 9. PERFORMANCE AWARDS. Performance Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 12, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the

Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.
SECTION 10. OTHER STOCK UNIT AWARDS.
(a)     STOCK AND ADMINISTRATION. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property, as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees of the Company and its Affiliates to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.
(b)     TERMS AND CONDITIONS. Shares (including securities convertible into Shares) subject to Awards granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 10 shall be purchased for such consideration as the Committee shall determine in its sole discretion, which, except in the case of Substitute Awards, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded.
SECTION 11. DIRECTOR AWARDS. With respect to each annual meeting of the Company’s stockholders, the Board shall determine the amount, type and combination of Awards, if any, to be granted to each Director on the date of such annual meeting, which may consist of any type and/or any combination of Awards authorized under the Plan, provided, that the maximum number of Shares (subject to adjustment under Section 4(d)) that may be subject to an Award (1) shall be 2,500 with respect to an initial grant to a new Director and (2) 1,250 with respect to an annual grant to a continuing director.
SECTION 12. CHANGE IN CONTROL PROVISIONS.
(a)    In the event of a Change in Control, the Committee shall take one of the following actions, to the extent determined by the Committee to be permitted under Section 409A of the Code: (i) provide that any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions may, in whole or in part, automatically be deemed vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control, (ii) cancel any Award in exchange for an amount of cash (or other property that is received by the other stockholders in such transaction) with a value equal to the amount that could have been obtained upon the exercise or settlement of, or realization of the Participant’s rights under, such Award (assuming that the entire Award was vested immediately prior to the Change in Control), provided that if the amount that could have been obtained upon the exercise or settlement of or realization of the Participant’s rights under such Award (assuming that the entire Award was vested immediately prior to the Change in Control), in any case, is equal to or less than zero, then the Award may be terminated without payment; (iii) provide for the issuance of substitute awards to acquire equity of the acquiring entity or an Affiliate thereof that will preserve in no less favorable a manner the otherwise applicable terms of any outstanding Award previously granted hereunder, as determined by the Committee in its sole discretion; (iv) provide that for a period of at least ten business days prior to the Change in Control, any Options and/or Stock Appreciation Rights shall be exercisable as to all shares of Common Stock subject thereto and that upon the occurrence of the Change in Control, such Options and/or Stock Appreciation Rights shall terminate and be of no further force and effect; and/or (v) continue the Awards on their same terms. For the avoidance of doubt, the Committee may treat individual Participants and Awards (or portions thereof) differently under this Section 12. In the event of a Change in Control pursuant to which no substantial portion of the assets or business remains with the Company or an Affiliate thereof (e.g., upon a sale of substantially all of the assets), the Committee shall take one or more of the actions set forth in clauses (i) through (iv) above.
SECTION 13. CODE SECTION 162(m) PROVISIONS.

(a)     Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 13 is applicable to such Award.
(b)     If Restricted Stock, a Performance Award or an Other Stock Unit Award is subject to this Section 13, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: revenue, profit or cash generation targets on an absolute and per share basis (including, but not limited to, (1) earnings before interest and taxes, (2) earnings before interest, taxes depreciation and amortization, (3) operating income, (4) earnings per share, (5) cash flow, (6) gross margin percent and (7) operating income as a percent of sales), market share targets, profitability targets as measured through return ratios, such as return on average equity, return on net assets employed, return on capital employed and total shareholder returns. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations or an index covering multiple companies. The measurement of performance goals may exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.
(c)     Notwithstanding any provision of the Plan other than Section 12, with respect to any Restricted Stock, Performance Award or Other Stock Unit Award that is subject to this Section 13, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award and the Committee may not waive the achievement of the applicable performance goals except in the case of death or disability of the Participant or such other event as permitted under the Section 162(m) Exemption (as defined below).
(d)     The Committee shall have the power to impose such other restrictions on Awards subject to this Section 13 (“Qualified Performance-Based Awards”) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto (the “Section 162(m) Exemption”).
(e)     Notwithstanding any provision of the Plan other than Section 4(d), no Participant may be granted Options or Stock Appreciation Rights during any three-year period with respect to more than 250,000 Shares, or Restricted Stock or Performance Awards subject to this Section 13 that are denominated in Shares, in any three-year period with respect to more than 125,000 Shares, and the maximum dollar value payable with respect to Performance Units and/or Other Stock Unit Awards that are valued with reference to property other than Shares and granted to any Participant in any performance period is $2,000,000 times the number of years in such performance period.
(f)     Except as provided in Section 13, the Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.
SECTION 14. AMENDMENTS AND TERMINATION.
The Board may amend, alter, or discontinue the Plan, but no amendment alteration or discontinuation shall be made which would impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right, Restricted Stock Award, Performance Unit Award or other stock-based Award theretofore granted without the optionee’s or recipient’s consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or stock exchange rules; provided, however, that stockholder approval shall be required for any amendment (i) which increases the maximum number of Shares for which Awards may be granted under the Plan (subject, however, to the provisions of Section 4(d) hereof), (ii) amends the provisions of Section 6(a)(2) (relating to Option repricing), (iii) extends the period during which Stock Options may be granted beyond the times originally prescribed, (iv) changes the persons eligible to participate in the Plan, or (v) materially increases the benefits accruing to Participants under the Plan.
SECTION 15. GENERAL PROVISIONS.
(a)     No Award, and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, and subject to Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award to a Family Member; provided, however, that an Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award.
(b)     No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.
(c)     The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.
(d)     Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate a Participant’s employment or service or other relationship at any time, with or without cause. For purposes of clarification, Awards granted under the Plan shall not guarantee employment or service for the length of any portion of the vesting schedule of any Award.
(e)     The Committee shall have full power and authority to determine whether an outstanding Awards to any Participant shall be canceled if the Participant, without the consent of the Company, while employed by the Company or after termination of such employment or service, establishes a relationship with a competitor of the Company or engages in activity that is materially in conflict with or adverse to the interest of the Company, as determined by the Company.
(f)     The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (up to the employer’s minimum required tax withholding rate to the extent the Participant has owned the surrendered Shares for less than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the employer’s minimum required tax withholding rate) otherwise deliverable in connection with the Award.
(g)     The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award

(including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends on Shares (“dividend equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.
(h)     Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.
(i)     The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions:
(1)    listing or approval for listing upon notice of issuance of such Shares on the New York Stock Exchange, or such other securities exchange as may at the time be the principal market for the Shares;
(2)    any registration or other qualification of such Shares under any state of federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable;
(3)    obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.
(j)     Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
(k)     The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.
(l)     If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.
(m)     Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.
(n)     It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation or trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfounded” status of the Plan.
(o)     In the case of a grant of an Award to any Employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled should revert to the Company.
SECTION 16. EFFECTIVE DATE OF PLAN. The Plan shall be effective as of _________, 2013, subject to the approval of at least a majority of the outstanding Shares.
SECTION 17. TERM OF PLAN. The Plan will terminate on the tenth anniversary of the effective date of the Plan. Awards outstanding under the Plan as of such date shall not be affected or impaired by the termination of the Plan.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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CONTROL # → 000000000000

| NAME | SHARES |
|---|---|
| THE COMPANY NAME INC. - COMMON | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS A | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS B | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS C | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS D | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS E | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS F | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - 401 K | 123,456,789,012.12345 |

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

02 0000000000

Nominees

01 Pamela M. Goergen
02 Robert B. Goergen
03 Neal I. Goldman
04 Brett M. Johnson
05 Ilan Kaufthal
06 James M. McTaggart
07 Howard E. Rose

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

| | | For | Against | Abstain |
|---|---|---|---|---|
| 2 | Advisory approval of the Company's executive compensation. | ☐ | ☐ | ☐ |
| 3 | To approve the Company's Second Amended and Restated Omnibus Incentive Plan | ☐ | ☐ | ☐ |
| 4 | To ratify the appointment of the Company's independent auditors. | ☐ | ☐ | ☐ |

**NOTE:** The proxies are authorized to transact such other business as may properly come before the meeting or any adjournments thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000166888_1 R1.0.0.51160

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:** The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

**BLYTH, INC.**
**This proxy is solicited by the Board of Directors**
**Annual Meeting of Stockholders**
**May 14, 2013**

The stockholder(s) hereby appoint(s) Robert B. Goergen and Robert H. Barghaus, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Blyth, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. on May 14, 2013, at Blyth, Inc., One East Weaver Street, Greenwich, CT 06831, and any adjournment or postponement thereof.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, FOR THE APPROVAL OF THE SECOND AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITORS.**

**PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE**

**Continued and to be signed on reverse side**

0000166888_2 R1.0.0.51160